SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

February 2, 2011

Dear Stockholder:

You are cordially invited to join us at the 2011 Annual Meeting of Stockholders of The Cooper Companies, Inc., which will be held at 9:00 a.m. (AST) on March 16, 2011 at the Ritz-Carlton Hotel, 6961 Avenue Of The Governors, San Juan, Puerto Rico.

At the meeting, we will ask our stockholders to vote on proposals to elect a Board of Directors, to ratify the Audit Committee’s appointment of our independent registered public accounting firm for the current fiscal year, and to approve the amendment and restatement of our Amended and Restated 2007 Long-Term Incentive Plan (the “2007 Long-Term Incentive Plan”) and our 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Directors’ Plan”). We will also ask our stockholders to make advisory votes on the compensation of our named executive officers and the frequency with which such a vote will be subject to stockholder vote.

Your vote is important to us and we hope that you will take this opportunity to participate in the affairs of the company. Whether or not you plan to attend the meeting, we urge you to read the accompanying materials regarding matters to be voted on at the Annual Meeting and use the proxy card and instructions to submit your vote by proxy. You may vote using the proxy card by completing, signing and dating it, then returning it by mail. Also, most of our stockholders may now vote their shares by phone or through the internet. If phone or internet voting is available to you, instructions will be included on your proxy card. If you submit a proxy card and then you wish to change your vote or you choose to attend the meeting and wish to vote your shares in person, you may revoke your proxy. Additional information about voting your shares is included in the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. Thomas Bender

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

THE COOPER COMPANIES, INC.

The Annual Meeting of Stockholders of The Cooper Companies, Inc., a Delaware corporation, will be held on March 16, 2011, at the Ritz-Carlton Hotel, 6961 Avenue Of The Governors, San Juan, Puerto Rico, at 9:00 a.m. (AST), for the purpose of considering and acting upon the following:

1.	The election of A. Thomas Bender, Michael H. Kalkstein, Jody S. Lindell, Donald Press, Steven Rosenberg, Allan E. Rubenstein, M.D., Robert S. Weiss and Stanley Zinberg, M.D. to our Board of Directors;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011;

3.	Approval of the amendment and restatement of the 2007 Long-Term Incentive Plan to add 1,530,000 shares to the total shares reserved for grant;

4.	Approval of the amendment and restatement of the 2006 Directors’ Plan to add 300,000 shares to the total shares reserved for grant;
5.	An advisory vote on the compensation of our named executive officers as presented in this Proxy Statement;
6.	An advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and

7.	The transaction of any other business that may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on January 28, 2011 will be entitled to notice of and to vote at the meeting and any continuations, adjournments or postponements thereof. Included with this Notice are a Proxy Statement, a proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2010.

All stockholders are cordially invited to attend the meeting in person. Your vote is important to us and whether or not you plan to attend, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded. Please complete, date, sign and return the enclosed proxy card promptly by mail.

Most of our stockholders can also vote their shares on the internet or by phone. If this is an option for you, a toll-free phone number and/or a website address are included on the enclosed proxy card. If you choose to vote by phone or internet, you do not need to return your proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting. We look forward to your participation.

By Order of the Board of Directors

CAROL R. KAUFMAN

Secretary

Dated: February 2, 2011

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

The Cooper Companies, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders, or the Annual Meeting, on March 16, 2011, at the Ritz-Carlton Hotel, 6961 Avenue Of The Governors, San Juan, Puerto Rico, at 9:00 a.m. (AST).

This Proxy Statement, the accompanying proxy card, and a copy of our 2010 Annual Report on Form 10-K will be mailed to our stockholders on or about February 4, 2011, and are also available in electronic format on our website. These materials are presented on our behalf by order of the Board of Directors, or the Board.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 16, 2011

Our Proxy Statement and Annual Report on Form 10-K are available at

http://investor.coopercos.com/financials.cfm

The following proxy materials are available for review at http://investor.coopercos.com/financials.cfm:

•	our 2011 Proxy Statement;

•	the proxy card;

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2010; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.

Why am I receiving this Proxy Statement?

You have been sent this Proxy Statement because you were a stockholder, or held Company stock through a broker, bank or other third party, at the close of business on January 28, 2011, the record date for stockholders entitled to vote at the Annual Meeting.

What proposals will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

1.	The election of A. Thomas Bender, Michael H. Kalkstein, Jody S. Lindell, Donald Press, Steven Rosenberg, Allan E. Rubenstein, M.D., Robert S. Weiss and Stanley Zinberg, M.D. to our Board of Directors;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011;

3.	Approval of the amendment and restatement of the 2007 Long-Term Incentive Plan to add 1,530,000 shares to the total shares reserved for grant;

4.	Approval of the amendment and restatement of the 2006 Directors’ Plan to add 300,000 shares to the total shares reserved for grant;

5.	An advisory vote on the compensation of our named executive officers as described in this Proxy Statement;

6.	An advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and

7.	The transaction of any other business that may properly come before the meeting or any continuations, adjournments or postponements thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

The Board recommends a vote “FOR” each of the nominees for director, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, “FOR” approval of the compensation of our named executive officers and “FOR” the amendment of each of our Long-Term Incentive Plans. The Board further recommends a vote for “ANNUAL” advisory votes on our executive compensation practices.

Who is entitled to vote at the Annual Meeting?

We have set January 28, 2011 as the Record Date for this year’s Annual Meeting. All stockholders who owned our stock at the close of business on the Record Date are entitled to this notice and to vote at the Annual Meeting and any adjournments or postponements thereof.

As of the Record Date, there were 46,448,783 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each outstanding share of our common stock is entitled to one vote at the Annual Meeting. You have one vote per share that you owned at the close of business on the Record Date.

How do I vote my shares?

As a stockholder, you can vote your shares in person at the Annual Meeting or vote by proxy. If you wish to vote by proxy, you can complete the attached proxy card and return it by mail in the envelope provided. Alternatively, many of our stockholders now have the option to vote their shares by telephone or via the internet. If phone or internet voting is available to you, instructions for voting by phone or through the internet will be included on your proxy card.

What happens if I vote my shares by proxy?

When you return a completed proxy card, or vote your shares by telephone or internet, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct.

If you sign and return a proxy card, but do not provide instructions on how to vote your shares, the designated officers will vote on each of the presented proposals on your behalf as follows:

•	Shares will be voted FOR each of the individuals nominated to serve as directors;

•	Shares will be voted FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2011;

•	Shares will be voted FOR the amendment and restatement of the 2007 Long-Term Incentive Plan;

•	Shares will be voted FOR the amendment and restatement of the 2006 Directors’ Plan;

•	Shares will be voted FOR the compensation of our named executive officers as described in this Proxy Statement; and

•	Shares will be voted for “ANNUAL” advisory votes on our executive compensation.

Can I change or revoke my vote after I return my proxy card or voting instructions?

If you choose to vote your shares by proxy, you may revoke or change your proxy instructions at any time prior to the casting of votes at the Annual Meeting by taking any of the following actions:

1)	Execute and submit a new proxy card;

2)	Submit new voting instructions through telephonic or internet voting, if available to you;

3)	Notify Carol R. Kaufman, Secretary of our company, in writing that you wish to revoke your proxy; or

4)	Attend the Annual Meeting and vote your shares in person.

Attending the Annual Meeting in person will not automatically revoke your proxy.

Who pays for the proxy solicitation and how will the Company solicit votes?

We pay all costs associated with the solicitation of proxies represented by the enclosed proxy card. We will also pay any costs incurred by brokers and other fiduciaries to forward proxy solicitation materials to beneficial owners.

Proxies may be solicited by us on behalf of the Board by mail or in person, by telephone, via facsimile or e-mail. Proxies may be solicited on our behalf by any of our directors, officers or employees. Additionally, we have retained the firm of D.F. King & Co., Inc. to assist with the solicitation of proxies and will pay a fee of $15,500 for this service, plus reasonable costs and expenses.

How many votes must be present to hold the Annual Meeting?

In order to conduct business and have a valid vote at the Annual Meeting a quorum must be present in person or represented by proxies. A quorum is defined as a majority of the shares outstanding on the Record Date and entitled to vote. In accordance with our Amended and Restated Bylaws, or Bylaws, and Delaware law, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

What are broker “non-votes”?

Broker “non-votes” occur when a broker is not permitted to vote on behalf of shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker’s name may be voted by the broker, but only in accordance with the rules of the New York Stock Exchange, or the NYSE. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, NYSE rules determine whether the broker may vote the shares based on its own judgment or is required to withhold its vote, and the determination depends on the proposal being voted on.

How many votes are required to approve the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 — Election of Directors	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	NO

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	NO

Proposal 3 — Approval of the Amendment And Restatement of the 2007 Long-Term Incentive Plan	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	NO

Proposal 4 — Approval Of The Amendment And Restatement of the 2006 Directors’ Plan	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	NO

Proposal 5 — Advisory Vote on Executive Compensation	Majority of Shares Entitled to Vote and Present in Person or Represented by Proxy	NO

Proposal 6 — Advisory Vote on the Frequency of Presentation of Executive Compensation Program for an Advisory Vote of Stockholders	Plurality of Votes Cast	NO

Detailed information regarding each of the proposals to be presented at the 2011 Annual Meeting, and the means for stockholders to present proposals to be considered at the 2012 Annual Meeting, are presented on the following pages. Additional information about us, our Board and its committees, equity ownership, compensation of officers and directors and other matters can be found starting at page 6.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholder Proposals for Inclusion in the 2012 Proxy Statement

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2012 Annual Meeting under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, must submit their proposals to us no later than October 7, 2011. Proposals should be sent to Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588.

Other Proposals and Stockholder Nominations for Director

Our Bylaws provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at the Annual Meeting must notify the Company Secretary in writing no earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting and no later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting.

For the 2012 Annual Meeting, stockholders wishing to present nominations for director or proposals for consideration under these provisions must submit their nominations or proposals not earlier than November 17, 2011 and not later than December 17, 2011 in order to be considered. If, however, the date of the 2012 Annual Meeting is more than 30 days before or more than 70 days after March 16, 2012, stockholders must submit such nominations or proposals not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2012 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to March 16, 2012, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Nominations or proposals should be submitted, in writing, to Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. A stockholder’s notice to nominate a director or bring any other business before the 2012 Annual Meeting must set forth certain information specified in our Bylaws.

In addition, the Corporate Governance & Nominating Committee of the Board will consider suggestions from stockholders for potential Board nominees for election as directors to be presented at the 2012 Annual Meeting. The person recommending the nominee must be a stockholder entitled to vote at the 2012 Annual Meeting, and the recommendation must be made pursuant to timely notice. Recommendations must be received between November 17, 2011 and December 17, 2011, and should include: (i) the nominee’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, (ii) the name and address of the stockholder submitting the recommendation or beneficial owner on whose behalf the proposed candidate is being suggested for nomination, and (iii) the class and number of our shares owned beneficially and of record by the stockholder or beneficial owner submitting the recommendation. The Corporate Governance & Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Committee.

OWNERSHIP OF THE COMPANY

Principal Securityholders

The following table contains information regarding ownership of outstanding shares of our common stock by all individuals or groups who have advised us that they own more than five percent (5%) of our outstanding shares.

	Common Stock Beneficially Owned as of December 31, 2010
Name of Beneficial Owner	Number of Shares	Percentage of Shares
BlackRock, Inc. (1) 40 East 52nd Street New York, NY 10022	4,159,706	9.19%
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	3,921,657	8.667%
Allianz Global Investors Management Partners (3) 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660	2,553,200	5.7%
Kalmar Investments, Inc. (4) Barley Mill House 3701 Kennett Pike Wilmington, DE 19807	2,542,282	5.63%
Vanguard Group Inc. (5) 100 Vanguard Boulevard Malvern, PA 19355	2,265,577	5.0%

(1)	Based on information disclosed in a Schedule 13G filed by BlackRock, Inc. on January 29, 2010. According to this Schedule 13G, BlackRock, Inc. beneficially owns, has the sole power to vote and to dispose of or direct the disposition of these 4,159,706 shares.

(2)	Based on information disclosed in a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d on February 16, 2010. According to this Schedule 13G/A, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 3,827,899 of these shares; Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 12,800 of these shares; and FIL Limited, a wholly-owned subsidiary of FMR LLC, beneficially owns 80,958 of these shares. Edward C. Johnson 3d and FMR LLC, through their control of the subsidiaries of FMR LLC, have the sole power to dispose of or direct the disposition of all 3,921,657 shares and the sole power to vote or direct the voting of 94,458 of these shares.

(3)	Based on information disclosed in a Schedule 13G/A filed by Allianz Global Investors Management Partners on February 12, 2010. According to this Schedule 13G/A, Nicholas-Applegate Capital Management LLC, a wholly-owned subsidiary of Allianz Global Investors Management Partners, beneficially owns and has sole power to vote and to dispose of or direct the disposition of 12,500 of these shares; Oppenheimer Capital LLC, a wholly-owned subsidiary of Allianz Global Investors Management Partners, beneficially owns and has sole power to vote and to dispose of or direct the disposition of none of these shares; and NFJ Investment Group LLC, a wholly-owned subsidiary of Allianz Global Investors Management Partners, beneficially owns and has sole power to vote and to dispose of or direct the disposition of 2,540,700 of these shares. Allianz Global Investors Management Partners has no power to vote or to dispose of or direct the disposition of these shares.

(4)	Based on information disclosed in a Schedule 13G filed by Kalmar Investments, Inc. on June 29, 2009. According to this Schedule 13G, Kalmar Investments beneficially owns and has the sole power to direct the disposition of 2,542,282 shares and has the sole power to vote or direct the vote of 983,882 of these shares.

(5)	Based on information disclosed in a Schedule 13G filed by Vanguard Group Inc. on February 9, 2010. According to this Schedule 13G, Vanguard Group, Inc. has the sole power to dispose of or direct the disposition of 2,237,495 shares and has the sole power to vote or direct the vote of 28,082 of these shares. Vanguard Group Inc. also has shared power to dispose of or direct the disposition of 28,082.

Securities Held by Management

The following table contains information regarding ownership of our common stock by each of our current directors, the executives named in the Summary Compensation Table and all of the current directors and executive officers as a group. The figures in this table represent sole voting and investment power except where otherwise indicated.

	Common Stock Beneficially Owned as of December 31, 2010
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	111,310	(1)	*
Rodney E. Folden	69,291	(2)	*
Michael H. Kalkstein	116,600	(3)	*
Carol R. Kaufman	299,866	(4)	*
Jody S. Lindell	50,267	(5)	*
Eugene J. Midlock	134,875	(6)	*
Donald Press	159,949	(7)	*
Steven Rosenberg	162,964	(8)	*
Allan E. Rubenstein, M.D.	80,498	(9)	*
John A. Weber	110,413	(10)	*
Robert S. Weiss	515,040	(11)	1.1%
Stanley Zinberg, M.D.	128,464	(12)	*
All current directors and executive officers as a group (17 persons)	2,357,086		5.12%

*	Less than 1%.

(1)	Includes 2,000 restricted shares granted to Mr. Bender pursuant to the terms of the 2006 Long-Term Incentive Plan for Non-Employee Directors, or the 2006 Directors’ Plan. Mr. Bender has sole voting power with respect to those 2,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 41,050 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 68,000 shares which Mr. Folden could acquire upon the exercise of currently exercisable stock options.

(3)	Includes 3,000 restricted shares granted to Mr. Kalkstein pursuant to the terms of the 2006 Directors’ Plan. Mr. Kalkstein has sole voting power with respect to these 3,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 94,000 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options.

(4)	Includes 286,200 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(5)	Includes 3,667 restricted shares granted to Ms. Lindell pursuant to the terms of the 2006 Directors’ Plan. Ms. Lindell has sole voting power with respect to those 3,667 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 37,500 shares which Ms. Lindell could acquire upon the exercise of currently available stock options. Ms. Lindell’s exercisable stock options and shares subject to restrictions are held by the Matthews-Lindell Family Trust, an estate planning trust in which Ms. Lindell maintains 50% or greater control.

(6)	Includes 129,875 shares which Mr. Midlock could acquire upon the exercise of currently exercisable stock options.

(7)	Includes 3,000 restricted shares granted to Mr. Press pursuant to the terms of the 2006 Directors’ Plan. Mr. Press has sole voting power with respect to these 3,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 120,000 shares which Mr. Press could acquire upon the exercise of currently exercisable stock options.

(8)	Includes 3,000 restricted shares granted to Mr. Rosenberg pursuant to the terms of the 2006 Directors’ Plan. Mr. Rosenberg has sole voting power with respect to these 3,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 150,000 shares which Mr. Rosenberg could acquire upon the exercise of currently exercisable stock options.

(9)	Includes 3,000 restricted shares granted to Dr. Rubenstein pursuant to the terms of the 2006 Directors’ Plan. Dr. Rubenstein has sole voting power with respect to these 3,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 68,100 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(10)	Includes 101,375 shares which Mr. Weber could acquire upon the exercise of currently exercisable stock options.

(11)	Includes 5,108 shares held on account for Mr. Weiss under our 401(k) Savings Plan and 415,400 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(12)	Includes 3,000 restricted shares granted to Dr. Zinberg pursuant to the terms of the 2006 Directors’ Plan. Dr. Zinberg has sole voting power with respect to these 3,000 shares; however, disposition is restricted pursuant to the terms of the 2006 Directors’ Plan. Also includes 120,000 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and anyone owning more than ten percent of a registered class of our equity securities to file reports detailing ownership and changes in ownership with the SEC. SEC regulations also require these persons to provide us with a copy of all reports filed.

Based solely on our review of the copies of reports and related amendments we have received, we believe that during and with respect to the 2010 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent owners were met.

CORPORATE GOVERNANCE

The Board of Directors

The Board is elected annually and each of our directors stands for election every year. Presently the Board is comprised of eight directors, and all except Messrs. Bender and Weiss have been determined by the Board to be independent. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NYSE and the SEC and that each has no relationship, direct or indirect, to us other than as a stockholder or through his or her service on the Board. The Board and its active committees conduct regular self-evaluations and review director independence and committee composition to ensure continued compliance with regulations.

Mr. Weiss serves as our Chief Executive Officer and is compensated for his position as an executive. He receives no additional compensation for his service on the Board. Mr. Bender received a stipend for consulting services to the Company in excess of $120,000 annually within the last three years. We anticipate that Mr. Bender will meet the objective requirements to be considered independent under SEC and NYSE standards as of March 1, 2011, making him an independent director by the time of the Annual Meeting pending an affirmative determination by the Board.

Directors who are not also employees, or Non-Employee Directors, are compensated for their services as described in “Director Compensation” on page 47.

Under our Corporate Governance Principles, directors are not permitted to serve on the boards of more than two other public companies while they serve on our Board.

Any interested party wishing to communicate with the Board, the Non-Employee Directors or a specific Board member, may do so by writing to the Board, the Non-Employee Directors or the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Carol R. Kaufman, Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. Communications will be distributed to specific Board members as directed by the stockholder in the communication. If addressed generally to the Board, communications may be distributed to specific members of the Board as appropriate, depending on the material outlined in the stockholder communication. For example, if a communication relates to accounting, internal accounting controls or auditing matters the communication will be forwarded to the Chairman of the Audit Committee unless otherwise specified. From time to time, the Board may change the process for interested parties to communicate with the Board or its members. Please refer to our website at http://www.coopercos.com for any changes in this process.

Board Leadership Structure

At present, the Chair position for the Board of Directors is separate from the Chief Executive Officer position. We elected to separate these positions in 2007 when our Chair, Mr. Bender, retired from his position as CEO. We also maintain an independent Lead Director position, which is currently held by Dr. Allan Rubenstein.

We have maintained separate positions because we feel this division provides a balance between independence of our directors and the experience of our officers. Our current Chair has significant business experience with the Company, but will also meet the objective requirements of independence by our Annual Meeting. We feel that this combination provides strong leadership of the Board, independent of the CEO position’s immediate day-to-day involvement with the Company.

Board of Directors’ Role in Risk Oversight

Our Board of Directors recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business and our stockholders. While our senior executives, including the CEO and CFO, have responsibility for the day-to-day assessment and management of business risks, the Board maintains responsibility for creating an appropriate culture of risk management and setting proper “tone at the top.” In this role, the Board, directly and through its committees, takes an active role in overseeing our aggregate risk potential and in assisting our executives with addressing specific risks, including competitive, legal, regulatory, operational and financial risks.

The Board believes that the current leadership structure facilitates risk oversight by combining experienced leadership with independent direction from the Board and committees, including majority independent Board membership. Both our Chairman and our CEO have unique, in-depth understanding of our business, history and specific challenges we face as a business. Our CEO’s experience allows him to promptly identify and raise key business risks to the Board, and our Chairman’s history with the Company provides the Board with an independent voice who can also provide insight into management decisions based on our specific business operations and position. The Board believes that the balance between our Chairman, CEO and the independent Committees of the Board enhances our risk oversight process and encourages appropriate, but not excessive, levels of risk within our enterprise.

Board Committees

The Board maintains four standing committees whose functions are described below. All members of the Corporate Governance & Nominating Committee, the Audit Committee and the Organization & Compensation Committee are independent directors. At the Board’s discretion, committees other than the Corporate Governance & Nominating Committee, Audit Committee, and Organization & Compensation Committee may include directors who have not been determined to be independent. Currently the Board maintains one such committee, the Science & Technology Committee, which has non-independent membership. Committee membership is determined by the Board.

Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at http://www.coopercos.com.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of our independent registered public accounting firm, (v) retention and engagement of our independent registered public accounting firm and oversight of their work and (vi) overseeing the performance of our internal audit function and reviewing our internal controls. The Audit Committee advises and makes recommendations to the Board regarding our financial, investment and accounting procedures and practices.

The members of the Audit Committee are Steven Rosenberg (Chair), Michael H. Kalkstein and Jody S. Lindell.

The Organization & Compensation Committee, or the Compensation Committee, reviews and approves all aspects of the compensation paid to our Chief Executive Officer and all executives identified by the Compensation Committee as officers under Section 16(a) of the Exchange Act. The Compensation Committee also approves all compensation for employees whose annual base salary is $300,000 or greater, regardless of whether they have been designated as officers under Section 16(a). Members of the Compensation Committee are not eligible to participate in any of our executive compensation programs.

The Compensation Committee approves base salary levels and overall compensation packages for the executive officers. The Compensation Committee also approves all awards under our equity and cash incentive bonus plans and has approval authority for all agreements providing for the payment of benefits following a change in control of the company, severance following a termination of employment or any other special arrangement with the executive officers or employees which would affect their compensation.

The members of the Compensation Committee are Michael H. Kalkstein (Chair), Jody S. Lindell, Donald Press and Allan E. Rubenstein, M.D.

The Corporate Governance & Nominating Committee develops, implements, and maintains the corporate governance standards by which we conduct business, and advises and makes recommendations to the Board concerning our primary governance policies. The Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate to fulfill its obligations with regard to our corporate governance standards.

The Committee also identifies and selects qualified candidates for nomination to the Board. The Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. To be nominated by the Board, an individual: (i) must meet the objective independence requirements set forth by the SEC and NYSE (other than executive nominees), (ii) must exhibit strong personal integrity, character and ethics and a commitment to ethical business and accounting practices, (iii) must not serve on more than two other public company boards, (iv) must not be involved in on-going litigation with us or be employed by an entity which is engaged in such litigation, and (v) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. The Committee does not currently maintain a separate diversity policy. Instead the Committee relies on diversity as one of many factors in the consideration of director nominees who meet these stated criteria. The Committee will consider suggestions from stockholders for Board nominees for election as directors at our Annual Stockholder Meetings on the same terms as nominees selected by the Nominating Committee. Stockholder suggestions must be received on a timely basis and meet the criteria set forth in the information on Other Proposals and Stockholder Nominations for Director on page 5. As of the date of this Proxy Statement, no stockholder suggestions for director nominees have been received by the Nominating Committee. Except as set forth above, the Nominating Committee does not currently have a formal process for identifying and evaluating nominees for directors, including nominees recommended by stockholders.

The members of the Corporate Governance & Nominating Committee are Donald Press (Chair), Steven Rosenberg, Allan Rubenstein, M.D. and Stanley Zinberg, M.D.

The Science & Technology Committee evaluates new and existing technologies. The Science & Technology Committee’s primary functions are to: (i) discuss technology that falls outside the usual scope of current business, (ii) periodically review our research and development projects and portfolio, (iii) annually review our key technologies and assess the position of these technologies versus third party products and process, and (iv) provide information and guidance to the Board on matters relating to science and technology. The Science & Technology Committee functions on an ad hoc basis.

The members of the Science & Technology Committee are Stanley Zinberg, M.D. (Chair), Allan E. Rubenstein, M.D., Robert S. Weiss and A. Thomas Bender.

Meetings

The Board and committees met as follows during our fiscal year ended October 31, 2010:

Number of Meetings
Board of Directors	11
Audit Committee	9
Organization & Compensation Committee	9
Corporate Governance & Nominating Committee	4
Science & Technology Committee	1

The Non-Employee Directors also meet routinely in executive session in connection with regular meetings of the Board and more often as they deem appropriate. Either Mr. Bender, as Chair, or Dr. Rubenstein, as Lead Director, presides over all executive sessions at which either is present.

Currently we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. Last year all of the directors attended.

During the 2010 fiscal year, each director attended at least 80% of the aggregate of board meetings and meetings of committees on which the director served.

Corporate Governance Policies

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance, and review company processes and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the NYSE and implement other corporate governance practices we believe are in the best interest of the company and its stockholders. We believe that the policies currently in place enhance our stockholders’ interests.

In keeping with this commitment, we have recently amended our corporate bylaws to adopt a majority voting standard for the election of our directors.

Corporate Governance Principles

The Board has approved a set of Corporate Governance Principles, or the Principles, for the company. The Principles are available in their entirety on our website at http://www.coopercos.com. The Principles set out our standards for director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education and performance evaluations of the Chief Executive Officer and of the Board and its committees.

Under the Principles, the Non-Employee Directors are required to maintain a minimum level of ownership in our common stock. The Board has adopted ownership requirements for Non-Employee Directors requiring directors to hold Cooper common stock valued at three times their annual stipend for service as a director. Shares held must be free of restrictions to meet the requirements. Until the required ownership values are met, the Non-Employee Directors must retain 100% of shares received on vesting of restricted stock and on exercise of stock options. As of the date of this Proxy Statement, all of the Non-Employee Directors hold stock equal to, or in excess of, the minimum level of required ownership.

Ethics and Business Conduct Policy

We have adopted an Ethics and Business Conduct Policy, or Ethics Policy, that is available in its entirety on our website at http://www.coopercos.com. All our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

Amendments to the Ethics Policy and any waivers from the Ethics Policy granted to directors or executive officers will be made available through our website. As of the date of this Proxy Statement, we have amended the Ethics Policy once since adoption and no waivers have been requested or granted.

Procedures for Handling Accounting Complaints

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of potential complaints we may receive regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, we have established a confidential hotline managed by an independent third-party vendor through which employees may report concerns about our business practices.

Related Party Transactions

We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants. Our legal staff is primarily responsible for monitoring and obtaining information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in our Proxy Statement.

We have determined that there were no material related party transactions during the 2010 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors — Steven Rosenberg (Chair), Michael H. Kalkstein and Jody S. Lindell. The Board has determined that all members of the Audit Committee are financially literate as required by the NYSE and has also determined that both Mr. Rosenberg and Ms. Lindell meet the qualifications of an audit committee financial expert as defined by the SEC.

The Audit Committee operates under a written charter adopted by the Board in December 2004 and amended in December 2006. The Audit Committee’s charter is available in its entirety on our website at http://www.coopercos.com.

The Audit Committee provides advice with respect to our financial matters and assists the Board in fulfilling its oversight responsibilities regarding: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) review of our potential risk factors, (iv) the qualifications, independence and performance of KPMG LLP, or KPMG, in their role as our independent registered public accounting firm, (v) retention and engagement of our independent registered public accounting firm and oversight of their work, and (vi) overseeing the performance of our internal audit function and reviewing our internal controls. The Audit Committee’s primary duties and responsibilities relate to:

a.	Management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and financial disclosure practices;

b.	Management’s establishment and maintenance of processes to assure that an adequate system of internal controls is functioning effectively within the company; and

c.	Engagement, retention and termination of our independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG, as the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s results and has engaged Ernst & Young LLP to assist in the assessment of the Company’s internal control over financial reporting.

The Audit Committee held nine meetings during the 2010 fiscal year, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG. These Audit Committee meetings included, when appropriate, executive sessions with KPMG and Ernst & Young, sessions with senior management and executive sessions without the presence of KPMG, internal audit or senior management.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended October 31, 2010 with the Company’s management and KPMG, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 “The Auditor’s Communication With Those Charged With Governance.”

The Audit Committee also reviewed and discussed with KPMG, management and Ernst & Young the processes and procedures associated with our assessment of internal controls over financial reporting, including management’s assessment of such controls.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by KPMG. Under its charter, the Audit Committee must approve all engagements in advance. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee has the authority to approve on behalf of the full Audit Committee all engagements with fees estimated to be below $150,000. Management recommendations are considered in connection with such engagements, but management has no authority to approve engagements.

In the 2010 fiscal year, the Audit Committee received both the written disclosures and the letter from KPMG that are mandated by applicable requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed KPMG’s independence from the Company with the lead engagement partner. KPMG provided no non-audit services during the 2010 fiscal year. The Audit Committee or its Chair approved all audit services provided by KPMG for the fiscal year ended October 31, 2010. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended October 31, 2010	Fiscal Year Ended October 31, 2009
Audit Fees	$3,747,572	$3,968,117
Audit Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

Based on the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representation of management and the written disclosures and the letter from KPMG to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 for filing with the SEC.

THE AUDIT COMMITTEE

Steven Rosenberg (Chair)

Michael H. Kalkstein

Jody S. Lindell

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding our current executive officers and other senior employees named in this Proxy Statement who are not also directors:

EUGENE J. MIDLOCK	AGE: 66

SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER

Mr. Midlock has served as Senior Vice President and Chief Financial Officer since February 2008. Prior to that he served as the Vice President, Finance from November 2007 to February 2008 and as Vice President, Taxes from January 2005 to October 2007. From November 2003 until December 2004 he served as our consultant. During this period he also served as an instructor in the Master of Science in Taxation program of San Jose State University. From 1979 until he retired in 2002 he was a partner and held a number of leadership positions with KPMG.

CAROL R. KAUFMAN	AGE: 61

SENIOR VICE PRESIDENT OF LEGAL AFFAIRS, SECRETARY & CHIEF ADMINISTRATIVE OFFICER

Ms. Kaufman has served as Senior Vice President of Legal Affairs since December 2004. She has served as Vice President and Chief Administrative Officer since October 1995 and Vice President of Legal Affairs and Secretary since March 1996. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (our former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director, a member of the audit and compensation committees and chair of the governance and nominating committee of the board of directors for Chindex, Inc. (NASDAQ: CHDX), a publicly traded provider of health care services in China.

JOHN A. WEBER	AGE: 48

PRESIDENT OF COOPERVISION, INC.

Mr. Weber has served as President of CooperVision since February 2008. Prior to that he served as President, Asia Pacific of CooperVision from April 2007 to February 2008 and as Vice President, Worldwide Manufacturing & Distribution of CooperVision from January 2005 to March 2007. He previously served as Executive Vice President, Worldwide Operations of Ocular Sciences from July 2003 to December 2004 and as Vice President, Manufacturing of Ocular Sciences from January 2001 to July 2003. Mr. Weber served in various other management positions at Ocular Sciences between 1993 and 2001.

RODNEY E. FOLDEN	AGE: 63

VICE PRESIDENT & CORPORATE CONTROLLER

Mr. Folden has served as Vice President since March 2009 and as Corporate Controller since February 2004. He served as Assistant Corporate Controller from March 1994 to February 2004. He has also held a variety of financial positions since joining us in 1987.

DANIEL G. MCBRIDE, ESQ.	AGE: 46

VICE PRESIDENT & GENERAL COUNSEL

Mr. McBride has served as General Counsel since November 2007 and Vice President since July 2006. He also served as Senior Counsel from February 2005 through November 2007. Prior tojoining us, Mr. McBride was an attorney with Latham & Watkins LLP from October 1998 to February 2005, concentrating on mergers and acquisitions and corporate finance matters.
ALBERT G. WHITE III	AGE: 41

VICE PRESIDENT, INVESTOR RELATIONS & TREASURER

Mr. White has served as Vice President, Investor Relations since November 2007 and has served as Vice President and Treasurer since joining us in April 2006. Prior to that he served as a Director with KeyBanc Capital Markets for three years and in a number of leadership positions within KeyBank National Association over the prior eight years.

NICHOLAS J. PICHOTTA	AGE: 66
CHIEF EXECUTIVE OFFICER OF COOPERSURGICAL, INC.

Mr. Pichotta has served as Chief Executive Officer of CooperSurgical, our women’s healthcare business, since September 1992, where he is primarily responsible for all merger and acquisition activity. He also served as President of CooperSurgical from September 1992 to December 2004. Prior to that he held various management positions with us from September 1989.

PAUL L. REMMELL	AGE: 53
PRESIDENT & CHIEF OPERATING OFFICER OF COOPERSURGICAL, INC.

Mr. Remmell has been President of CooperSurgical since December 2004. He also has served as Chief Operating Officer of CooperSurgical since October 2000 and previously served as Vice President of Finance of CooperSurgical from 1991 to December 2004.

GREGORY W. MATZ	AGE: 51

VICE PRESIDENT & CHIEF FINANCIAL OFFICER, COOPERVISION, INC.

Mr. Matz joined CooperVision, Inc. in May 2010 as Vice President and Chief Financial Officer. He has spent the last 25 years in the Electronic Measurement, Chemical Analysis and Life Science markets. Prior to joining the company he served in a variety of senior management roles in Agilent technologies Inc. from 1999-2010, including Vice President and Controller of the Wireless Business Unit, Vice President and Director of Internal Audit and Assistant Corporate Controller. Prior to Agilent Mr. Matz worked at Hewlett Packard from 1984-1999 in a variety of financial and marketing roles. Mr. Matz started his career at KPMG in San Francisco from 1981-1984.

ROBERT AUERBACH, M.D., FACOG	AGE: 50

SENIOR VICE PRESIDENT & CHIEF MEDICAL OFFICER, COOPERSURGICAL, INC.

Dr. Auerbach has served as Senior Vice President & Chief Medical Officer of CooperSurgical since May 2005 and is actively involved in current operations as well as evaluating new opportunities for the company. Prior to joining CooperSurgical, Dr. Auerbach served as Associate Clinical Professor in the Department of Obstetrics, Gynecology & Reproductive Services at Yale University School of Medicine, New Haven, CT. During his tenure, Dr. Auerbach received numerous teaching awards from both medical students and OB/GYN residents culminating with election to the Yale Society of Distinguished Teachers in 2005. He remains associated with the medical school and is regularly involved with teaching reproductive science. Dr. Auerbach graduated Phi Beta Kappa and Alpha Omega Alpha with highest honors from the Lehigh-Hahnemann 6-year BA-MD program in Philadelphia (1984), and completed his internship and a residency in Obstetrics & Gynecology at Yale University School of Medicine, New Haven, CT.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

The Organization & Compensation Committee of the Board has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended October 31, 2010.

ORGANIZATION & COMPENSATION COMMITTEE

Michael H. Kalkstein (Chair)

Jody S. Lindell

Donald Press

Allan E. Rubenstein, M.D.

COMPENSATION DISCUSSION & ANALYSIS

The Organization & Compensation Committee of our Board, or the Compensation Committee, directs our executive compensation program. The Compensation Committee intends to provide compensation packages for our Named Executive Officers that are appropriately competitive within our industry and provide a substantial emphasis on performance and stockholder returns. Compensation packages are designed to have a balanced focus on both short- and long-term goals. Direct compensation consists of a base salary, annual cash incentive bonus and long-term equity incentive awards.

Executive Summary — The 2010 Fiscal Year in Review

We had an outstanding 2010 fiscal year, meeting or exceeding all of our financial goals. Highlights of the year include:

•	Increased market value of 76% during fiscal 2010 as investors recognized and responded to the strength and expected sustainability of our results;

•	Achievement of budgeted revenue for both business segments and achievement of earnings per share and cash flow at 123% and 223%, respectively, of budgeted targets, showing exceptional growth;

•	Outstanding product marketing by CooperVision leading to 7% sales growth in the year, exceeding the overall growth of the contact lens market in 2010 as calculated by independent market research;

•

Both CooperVision and CooperSurgical made strategic acquisitions, including an agreement to acquire assets from Asahi Kasei Aime to give CooperVision control over critical raw materials and intellectual property and to enhance CooperVision’s product offerings in the Japanese market; and

•	Shut-down of CooperVision’s manufacturing facilities in Norfolk, Virginia, and successful transition of the Norfolk manufacturing operations to our Puerto Rico and United Kingdoms facilities.

These achievements represent the continuation of a strong growth trend over the past three fiscal years. We have steadily increased our revenues and free cash flow, as well as provided strong stockholder returns through increases in earnings per share.

As a result of this strong performance in the 2010 fiscal year, the Compensation Committee approved correspondingly higher bonuses for our Named Executive Officers than have been awarded in prior years. This resulted in higher total compensation, in keeping with our philosophy of pay in line with performance. Our bonus awards and further achievements during the fiscal year are discussed in more detail below. The Compensation Committee gives consideration to both our 2010 results and these growth trends in setting compensation targets for our coming fiscal year, including determinations regarding increases to base salary, short-term bonus targets and appropriate equity award levels and performance award targets.

Compensation Objectives and Connection to Performance

The Compensation Committee believes that most of the total compensation for our Named Executive Officers should be performance-based. For the 2010 fiscal year, over 50% of total executive compensation was dependent on performance-based components and 67% of the total compensation paid to our Chief Executive Officer was performance-based.

The Compensation Committee structures executive compensation packages to make compensation dependent on both long-term and short-term company performance and return to stockholders based on the following objectives:

•	Link compensation to a combination of individual achievement, company performance and stockholder returns;

•	Encourage achievement of both short-term operational goals and long-term strategic objectives;

•	Structure executive incentive compensation in a way that provides award opportunities based on ambitious company performance objectives;

•

Maintain a proper balance between fixed and variable compensation, and long-term and short-term incentives, with the compensation of senior executives more closely tied to company performance and stockholder return to reflect their responsibility for the company’s overall performance and market value; and

•	Provide sufficiently competitive compensation packages to attract and retain high caliber executive management.

In order to assess whether our compensation packages meet these objectives, the Compensation Committee receives regular updates on our business results from management and reviews our quarterly financial statements and management projections to assess whether executive compensation properly supports our business objectives. The Compensation Committee also regularly reviews information regarding our peer companies, including reported revenues, profit levels, market capitalization and disclosed governance practices, to assess our comparative performance. In addition to using peer group analysis, the Compensation Committee also receives and reviews broader, general industry compensation data.

Based on these reports and assessments, the Compensation Committee evaluates and structures both the short-term and long-term performance compensation for the Named Executive Officers to ensure close alignment with our business objectives and stockholder returns.

Our Incentive Payment Plan, which governs short-term bonuses, is revised on an annual basis to provide objectively determined quantitative awards that reflect our fiscal year goals. The Compensation Committee works closely with both its independent compensation consultant and management to structure our Incentive Payment Plan and to determine appropriate award levels and targets.

The Compensation Committee also works closely with both its independent compensation consultant and management regarding long-term equity incentives. The Compensation Committee regularly reviews the form and amount of equity awards made to our executives, as well as the economic value and cost of equity awards to the Company and their dilutive effect. This review ensures that we maximize retention value for key executives, while emphasizing stockholder returns and our long-term achievement as a company.

Chief Executive Officer Compensation

Robert S. Weiss has served as our Chief Executive Officer since November 2007. The Compensation Committee sets Mr. Weiss’ compensation higher than the compensation for the other Named Executive Officers in recognition of his overall responsibility for our performance and the significant role that he plays in our strategic direction, management, leadership and operations. This practice is consistent with our peer group (as described below) and general industry compensation practices as presented in reports from management’s compensation consultant and the independent compensation consultant to the Compensation Committee.

In setting Mr. Weiss’ compensation levels for 2010, the Compensation Committee reviewed four factors as follows: (i) his successful performance of business objectives that were approved for him for the prior fiscal year, (ii) Mr. Weiss’ assessment of his own performance, (iii) the Committee’s own assessment of Mr. Weiss’ performance which it discussed with the Board and (iv) Mr. Weiss’ compensation relative to our designated peer group. In addition, the Compensation Committee reviewed recommendations from its and management’s compensation consultants. The Compensation Committee determined that it would be appropriate to increase Mr. Weiss’ target compensation for 2010 to bring his total compensation package closer to the median for our peer group. In making this determination, the Compensation Committee noted that Mr. Weiss had met or exceeded the objectives set for him during the prior fiscal year and that his target compensation was set well below median for our peer companies and his base salary had been held at 15% below that of his predecessor.

The Compensation Committee chose to increase Mr. Weiss’ base salary by approximately 17% for the 2010 fiscal year, which correspondingly would increase his potential short-term bonus compensation on achievement of our performance goals. This increase brings Mr. Weiss’ salary into line with the base salary paid to his predecessor as CEO. Mr. Weiss also received a grant of performance-based shares in 2010. In total, 67% of Mr. Weiss’ compensation in 2010 was performance-based, which is in keeping with the Compensation Committee’s view that the majority portion of executive compensation should be at-risk and dependent on our performance.

Mr. Weiss did not receive grants of stock options or restricted stock units in the 2010 fiscal year due to the Compensation Committee’s decision to grant supplemental awards during the 2009 fiscal year to Mr. Weiss and other senior executives. This decision is discussed in more detail below in the discussion of equity awards as a component of executive compensation.

Use of Compensation Consultants, Management Recommendations and Peer Data

The Compensation Committee uses management input, independent consultant advice and peer information as tools to evaluate the connection between executive compensation and performance. This information is reviewed in a subjective manner and there is no implied direct or formulaic linkage between peer information and our compensation decisions.

Independent Compensation Consultant

The Compensation Committee has retained J. Richard & Co., or J. Richard, an independent executive compensation consulting firm, to assist with executive compensation analysis. In this capacity, J. Richard reports only to the Compensation Committee and does no other work for us. The Compensation Committee has sole authority to determine the terms of J. Richard’s retention and services and J. Richard’s interactions with management are generally limited to information provided to the Compensation Committee.

J. Richard provides the Compensation Committee with comparative peer group data and information regarding key trends and developments in both cash and equity compensation for comparable publicly traded companies. J. Richard also assists in setting equity award levels and other forms of compensation. The current composition of the peer group and the peer selection process are discussed in more detail below.

At the request of the Compensation Committee, J. Richard provides routine compensation advice, and evaluates compensation recommendations from management and management’s compensation consultant. J. Richard also provides an annual report reviewing Named Executive Officer compensation and providing comparative information based on the designated peer group. Executive level positions, including the Chief Executive Officer, are compared to similar positions, based on company size and relative authority level, to determine appropriate compensation levels. J. Richard also performs a regression analysis to normalize the information contained in the report, which allows the Compensation Committee to fairly assess the comparability of the compensation utilized by companies of varying sizes within the peer group. The Compensation Committee uses the information presented in this report and advice from J. Richard to evaluate our compensation levels against those in the peer group. In making its compensation decisions, the Compensation Committee also uses

J. Richard as an aid to evaluate and consider management recommendations, including the recommendations of management’s executive compensation consultant.

Management Recommendations

Management has retained Frederic W. Cook & Co, Inc., or Frederic Cook, an executive compensation firm, to serve as management’s compensation consultant and to assist with management’s recommendations for our peer group and executive compensation. Management utilizes Frederic Cook’s analyses to develop compensation recommendations for presentation to the Compensation Committee with regard to salary, annual bonus, long-term equity compensation and total compensation of the Named Executive Officers, as well as various other elements of our compensation program, such as contractual arrangements and stock ownership guidelines. Mr. Weiss, as Chief Executive Officer, has final authority for the retention of Frederic Cook.

Mr. Weiss provides recommendations to the Compensation Committee regarding: (i) appropriate peer group companies, (ii) base salary and salary increases for Named Executive Officers, (iii) achievement of targets and awards under our Incentive Payment Plans, (iv) appropriate overall annual equity grant levels and the structure of these grants, and (v) special compensation awards to executives who have shown outstanding achievements during the year or on special projects. Mr. Weiss also makes specific recommendations to the Compensation Committee as to how these grants and awards should be allocated to the Named Executive Officers.

The Compensation Committee gives full consideration to management recommendations and reviews these recommendations with both J. Richard and Frederic Cook at its meetings before making its own decisions on the compensation to be provided to the executives. The Compensation Committee feels these recommendations provide valuable insight in making compensation decisions, but has not delegated its exclusive authority to determine matters of executive compensation and benefits.

Peer Group Selection

The Compensation Committee has authority for selection of an appropriate comparative peer group for compensation assessment. The Compensation Committee selects and regularly reviews the peer group, with input from management, J. Richard and Frederic Cook. Recommendations for the peer group are initially developed by management and Frederic Cook from publicly-traded companies headquartered in the United States based on:

•	similarity of product lines or industry; and

•	similarity in company size as measured through annual revenue, market capitalization, operating margins and other financial measures of organizational scope and complexity.

The Compensation Committee set our current peer group designations in July 2009. At that time, Advanced Medical Optics, Inc. and Invitrogen Corp. were removed from the peer group due to acquisitions, and American Medical Systems, Inc., Bruker Corporation, Hologic, Inc. and Waters Corporation were added.

In making recommendations for an appropriate peer group selection, management and Frederic Cook considered companies which: (i) were relative in size based on revenue between $500 million to $2 billion, (ii) were within the medical device industry, (iii) had a revenue to asset ratio of between 0.5x to 3.0x and (iv) had a similarity of product lines.

Base salary, target bonus compensation and equity awards for the 2010 fiscal year were guided, in part, by the peer group. This peer group comprises the following companies:

American Medical Systems, Inc.	Kinetic Concepts, Inc.
Bio-Rad Laboratories, Inc.	Millipore Corporation
Bruker Corporation	PerkinElmer, Inc.
Conmed Corporation	Resmed, Inc.
Dentsply International, Inc.	Sirona Dental Systems, Inc
Edwards Lifesciences Corporation	Steris Corporation
Haemonetics Corporation	Varian, Inc.
Hologic, Inc.	Waters Corporation
Integra Lifesciences Holding Corporation	West Pharmaceutical Services, Inc.

The composition of the peer group is evaluated annually. No changes were made at the review in July 2010, but we anticipate that certain companies will be removed at the next review due to mergers and acquisitions that occurred during the 2010 fiscal year.

Components of Executive Compensation

Base Salary

Annual salaries provide a fixed component to executive compensation and ensure a minimum level of compensation for our executives. Salaries are evaluated annually for appropriateness and generally comprise about one-third of target total compensation for our executives. We think this weighting provides the appropriate balance between fixed and variable compensation, with an emphasis on performance compensation, while maintaining a competitive compensation package that will attract and retain high caliber personnel in accordance with our compensation objectives.

Base salaries for the Named Executive Officers are generally within median levels for the peer group. The Compensation Committee sets base salary levels to remain competitive with the peer group. Increases in annual base salary depend on changes in executive responsibility, overall execution of duties throughout the prior fiscal year and company performance relative to predetermined performance objectives and peer group performance. Competitive market changes and conditions are also taken into account.

In the 2010 fiscal year, base salary constituted approximately 30 to 45% of total compensation for the Named Executive Officers. Salaries for the Named Executive Officers were increased about 2-3% over fiscal 2009, with the exception of Messrs. Weiss and Matz. As discussed above, Mr. Weiss’ salary was adjusted upward by about 17% to bring his compensation closer to the median for our peer group. Mr. Matz’ salary was set when he joined the Company in May 2010 and is comparable to the salary paid to his predecessor. Our other executives received salary increases in line with the level of increase granted to our employee base as a whole. These increases reflect market trends and are intended to keep compensation at competitive levels. Over the past five years, aside from increases for promotions, base salaries for the Named Executive Officers have generally not increased by more than 5% per year.

Annual Cash Incentive Bonus

We pay annual cash bonuses to our Named Executive Officers based on the achievement of business goals set for the fiscal year. We consider bonuses tied to annual objectives to provide a useful incentive tool to encourage our executives to meet short-term business objectives, including budgeted targets for revenue, operating income, cash flow and earnings per share. These objectives encourage growth for our Company and returns for our stockholders, and compensation based on these measures encourages our executives to focus on immediate business goals, in addition to long-term strategic objectives.

The Compensation Committee annually adopts an Incentive Payment Plan, or IPP, to govern these bonuses for the Named Executive Officers and other key executives. Under the IPP, potential annual bonus compensation for the Named Executive Officers is tied to the achievement of business goals derived from our approved fiscal year budget. Management presents a proposed IPP to the Compensation Committee for review, revision and approval at the beginning of each fiscal year.

Participation levels are set by the Compensation Committee and represent a designated percentage of each executive’s base salary for the fiscal year. That percentage controls the potential award an executive can achieve under the IPP. The IPP has both quantitative and discretionary components to award calculation, with heavy weighting to the quantitative portion. Awards are based on: (i) achievement of specified objectively determined financial targets and (ii) discretionary evaluation by the Compensation Committee of the executive’s performance.

Under the 2010 IPP, 75% of each Named Executive Officer’s potential bonus was tied to achievement of measurable budgeted financial targets, referred to as quantitative factors. The remaining 25% of each Named Executive Officer’s potential bonus was subject to the discretion of the Compensation Committee. Our IPP has maintained this 75/25 split between quantitative and discretionary achievement for several years. We feel that this division places strong emphasis on the achievement of measurable, quantifiable business gains, while providing the Compensation Committee with adequate latitude to set discretionary awards based on individual executive achievements outside of the quantitative targets. The Committee also has the flexibility to withhold all or a portion of the discretionary element of the bonus if they feel that an executive’s individual performance does not warrant a full bonus even if we have performed well as a Company. All of the quantitative factors are capped at 200% of the target.

The 2010 IPP also provides the Compensation Committee with the option to reduce quantitative awards by up to 25%, regardless of whether achievement targets were met. This reduction can be made at the Compensation Committee’s discretion if it feels awards based on actual achievement levels are not merited. The Compensation Committee also has the discretion to decrease or cancel award payments in the event that the first two months of fiscal 2011 reflected negative anomalies that were attributable to the 2010 fiscal year.

For the 2010 fiscal year, award factors under the IPP were defined and weighted as follows:

	Corporate	CooperVision	CooperSurgical
Award Factor	(Weiss, Midlock, Kaufman & Folden)	(Weber & Matz)	(Auerbach)
Quantitative Factors
Revenue	10%	20%	20%
Operating income	20%	12.5%	25%
Income excluding Norfolk closure	—	12.5%	—
Earnings per share (EPS)	12.5%	5%	5%
EPS excluding Norfolk closure	12.5%	5%	5%
Cash flow	20%	20%	20%
Discretionary Award	25%	25%	25%

Total Bonus	100%	100%	100%

All of the quantitative factors were tied to the budget approved by the Board at the beginning of the fiscal year, as adjusted by acquisitions and/or divestitures approved by the Board or other items at the discretion of the Compensation Committee. Achievement for executives employed by our subsidiaries was measured against the approved budgets for the appropriate subsidiary. The quantitative factors were selected to address what we considered key objectives for management for the 2010 fiscal year.

Threshold achievement levels for all factors was set at 85% of budget targets and no award was paid under the 2010 IPP for any factor that did not achieve this threshold. Bonus achievement for each factor could exceed 100% in the event of extraordinary financial performance, but only if the top two quantitative factors both achieved 95% of the budget target. For all participants, the maximum total award payment associated with quantitative criteria was capped at 200% of the target awards.

Under the 2010 IPP, the Named Executive Officers earned the following bonus amounts:

Executive	Achievement under 2010 IPP	Bonus Paid ($)	Target Award as % of Base Salary	Actual Award as % of Base Salary
Robert S. Weiss	175.5%	$1,228,500	100%	175.5%
Eugene J. Midlock	175.5%	$410,670	60%	105.3%
John A. Weber	151.8%	$336,996	60%	91.1%
Carol R. Kaufman	175.5%	$347,490	55%	96.5%
Rodney E. Folden	175.5%	$174,096	40%	70.2%
Gregory W. Matz	151.8%	$93,926	45%	68.3%
Robert D. Auerbach	173.1%	$166,176	40%	69.2%

These awards were balanced between quantitative and discretionary factors as follows:

Executive	Quantitative Factor Achievement	Discretionary Award	Total 2010 Achievement
Corporate	130.5%	45%	175.5%
CooperVision	106.8%	45%	151.8%
CooperSurgical	129.3%	43.8%	173.1%

A discussion of the determination of these award levels follows below.

Quantitative Awards

Based on our exceptional performance in the 2010 fiscal year, the quantitative portion of awards under the 2010 IPP were generally in excess of target levels. The awards paid to the Named Executive Officers were based on achievement of the quantitative factors against budget targets as set out below. A full discussion of our results can be found in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K.

Corporate Achievement — Basis of Awards Paid to Weiss, Midlock, Kaufman & Folden:

Award Factor	Budget Target		Actual Achievement (% of Target)	Achievement under 2010 IPP
Revenue	$1,137,373		$1,127,811 (99%)	94%
Operating income	n/a	(1)	n/a(1) (113%)	165%
Earnings per share (EPS)	$1.97		$2.43 (123%)	200%
EPS excluding Norfolk closure	$2.64		$3.10 (117%)	185%
Cash flow (Consolidated)	$86,970		$193,885 (223%)	200%

(1)	Based on an equal weighting of operating income achievement for CooperVision (104%) and CooperSurgical (121%).

CooperVision Achievement — Basis of Awards Paid to Weber & Matz

Award Factor	Budget Target	Actual Achievement (% of Target)	Achievement under 2010 IPP
Revenue	$948,408	$939,777 (99%)	94%
Operating income	$165,529	$171,345 (104%)	120%
Operating income excluding Norfolk closure	$185,186	$188,300 (102%)	110%
Earnings per share (EPS)	$1.97	$2.43 (123%)	200%
EPS excluding Norfolk closure	$2.64	$3.10 (117%)	185%
Cash flow (CVI)	$153,537	$225,971 (147%)	200%

CooperSurgical Achievement — Basis of Award Paid to Auerbach

Award Factor	Budget Target	Actual Achievement (% of Target)	Achievement under 2010 IPP
Revenue	$188,965	$188,034 (100%)	100%
Operating income	$39,048	$47,064 (121%)	200%
Earnings per share (EPS)	$1.97	$2.43 (123%)	200%
EPS excluding Norfolk closure	$2.64	$3.10 (117%)	185%
Cash flow (CSI)	$26,549	$49,120 (185%)	200%

Discretionary Awards

As discussed above, 25% of each Named Executive Officer’s target bonus under the 2010 IPP was subject to the discretion of the Compensation Committee and could be adjusted as deemed appropriate. The 2010 IPP provides the Compensation Committee with flexibility to significantly increase or decrease the discretionary portion of bonus awards for the Named Executive Officers based on individual performance, our overall company performance or other factors the Compensation Committee deems appropriate. This determination is a subjective decision of the Compensation Committee and is not linked by mathematical formula to achievement levels under the 2010 IPP.

For the 2010 fiscal year, the Compensation Committee approved discretionary awards in excess of 25% to the Named Executive Officers, as authorized by the 2010 IPP. In making this determination, the Committee noted that we had quantitative results beyond both the budgeted targets set by management, including substantial accomplishments that will enhance our long-term value (discussed in more detail in the Executive Summary on pg 19). The Committee noted in particular the launch of new products by our vision and surgical businesses, market share gains, geographic expansion, manufacturing realignment, substantial growth in earnings per share and market value, increases in cash flow and improved business efficiencies through the select restructuring of operating management.

The Committee also noted that management achieved a number of objectives that supported our growth in 2010 and which will provide long-term value to the Company, including:

•	A successful product roll-out for our Biofinity family of products and sales expansion for CooperVision into Eastern Europe;

•	Established succession planning and leadership development programs for senior management;

•	Resolved the class action and derivative stockholder litigations that have been ongoing since 2005;

•	Expanded CooperSurgical’s facilities to increase manufacturing capacity for potential new products from acquisitions;

•	Launched a global wellness program for employees, encouraging better health and healthy living to improve quality of life and to help reduce the Company’s future health care costs;

•	Recognized as one of the Top Small Places to work in 2010 by the Bay Area News Group, with a ranking of #18 out of 1,200 companies surveyed; and

•

Recognized as one of the 40 Best Companies for Leadership by the Chally Group Worldwide and Chief Executive Magazine, with Mr. Weiss recognized as one of the top 13 Most Committed CEOs who lead by example.

Based on these factors and the overall results we reported, the Committee recognized that the Company achieved results well beyond expectations. The Committee made their final award determinations based on the overall results of the 2010 fiscal year and noted that the exceptional accomplishments of management in a challenging economy deserve an exemplary award.

Equity Awards

We provide our Named Executive Officers with equity incentive awards as a tool to promote retention and to connect compensation to long-term performance for the Company and stockholder returns. These awards are granted under our 2007 Long-Term Incentive Plan and any stock options are awarded at 100% of fair market value on the date of grant. Awards may vest over time based on continued service and/or based on performance criteria.

Form of Equity Awards

The Compensation Committee has historically granted long-term compensation in the form of equity awards, with a shift over the past three years from grants of only stock options to a mixture of stock options, restricted stock units and performance shares. The mix of award types was adopted to maintain long-term retention values in the face of market volatility, and to better balance long-term executive compensation to have value as a retention tool, in addition to a strong connection to our long-term performance.

The Compensation Committee has also adopted the use of performance shares for awards to the Named Executive Officers, with vesting based on achievement of earnings per share targets over a three year period. The Committee began granting performance shares in February 2009 and plans to continue to grant performance shares to our executives annually, in addition to other equity incentive awards. The Compensation Committee believes that these awards reflect the direct influence that our executives have on our achievement of long-term performance goals, and earnings per share was selected as the target due to the strong link this metric has to stockholder returns.

Grant Process and Timing

The decision of whether to grant equity awards to our employees during a given fiscal year is made by the full Board based on a recommendation from the Compensation Committee. The Compensation Committee’s recommendation addresses whether and to what extent equity grants should be made, based on business conditions, an analysis based on the economic value of an estimated total grant amount, accounting costs and stock price volatility. The Compensation Committee considers the total economic and compensation value of potential awards, effectiveness as a retention tool and effect on stockholder dilution in determining the recommended total amount of awards to be made for the fiscal year. The Compensation Committee also considers the economic and accounting implications of FASB Accounting Standards Codification Topic 718 (ASC 718), Compensation-Stock Compensation (formerly referred to as Statement of Financial Accounting Standard 123(R)) in its determination of the type of equity and appropriate award levels for grants.

If the Board agrees to grant equity, it does so in the aggregate and the Compensation Committee is charged with determining the specific allocation of awards to the operating units and to individual recipients, including the executive officers. In setting award amounts for the Named Executive Officers, the Compensation Committee considers recommendations from the Chief Executive Officer and from J. Richard, as well as historical grant levels based on the role and position of the executive. Grants are generally made in the first quarter of the fiscal year, after financial results for the prior fiscal year are available.

The Compensation Committee may also make periodic grants to new hires, upon a promotion or in other circumstances, in its discretion. Additional grants also may be made to accomplish specific retention goals. When such grants are approved, the grant date is set as the date that the award is approved by the Compensation Committee, unless the award is approved for a promotion or new hire which will occur in the future. In such case, the grant date will be tied to the date of hire or promotion. Grant dates are never set prior to the date of approval by the Compensation Committee.

2010 Equity Awards

During the 2009 fiscal year, in addition to our annual award grants, the Compensation Committee elected to make an additional grant of stock options to Messrs. Weiss, Midlock and Weber and Ms. Kaufman, referred to as the “supplemental grant.” The supplemental grant, made in December 2008, was considered to be in lieu of a grant of stock options which normally would be made in December 2009 for the 2010 fiscal year, and the Compensation Committee elected to make the supplemental grant in order to provide awards with meaningful retention value for specific senior executives.

At the time, our stock price was significantly depressed during difficult economic times and prior year option awards had exercise prices well in excess of our trading price. The Compensation Committee felt that there was a need to have grants in place to potentially provide current retention value. See discussion regarding these supplemental grants in our Proxy Statement dated February 5, 2010 for more details. As a result, these executives did not receive separate option or RSU grants during the 2010 fiscal year. Each of these executives did receive a grant of performance share awards under our 2010 Performance Unit Plan, which is outlined below.

Messrs. Folden and Matz, and Dr. Auerbach, however, did not receive these supplemental grants during the prior year. Mr. Folden and Dr. Auerbach received equity grants of both stock options and restricted stock units in 2010 as part of our annual grant process. These awards were made at similar levels to awards in prior years and are designed to vest in equal portions over a four year period. Mr. Matz, who joined us in May 2010, received a grant of stock options upon his hire. Like the grants to other executives, this grant will vest in equal portions over four years. This grant was also made at a higher number of options than his predecessor received in order to induce Mr. Matz to join our executive team, and future grants are expected to be closer to prior award levels for Mr. Matz’ position.

2010 Performance Unit Plan

All of our Named Executive Officers, with the exception of Mr. Matz, received performance share awards in December 2009 as part of our 2010 Performance Unit Plan. These awards are subject to the terms of our 2007 Long-Term Incentive Plan and have three potential levels of achievement, a minimum, target and maximum number of shares payable upon achievement of specified gains in earnings per share over a three year period. If the minimum level of achievement is not met, no shares will be awarded.

The Compensation Committee grants performance share awards to provide additional linkage between executive compensation and achievement of long-term performance goals. The Compensation Committee is closely focused on metrics for executive compensation, both in short-term and long-term award programs, which will result in positive stockholder returns. The Committee believes that performance share awards that vest only upon achievement of specific future earnings per share targets provide a strong long-term incentive for executives to remain with the Company and to deliver the targeted results. The earnings levels set for the target award levels under the 2010 Performance Unit Plan encourage significant, but not unreasonable, gains in our company growth and earnings.

For the 2010 Performance Unit Plan, our Named Executive Officers will be able to earn a percentage of their awards based upon achievement of the indicated vesting criteria over a three year period:

Performance Level	EPS for Fiscal 2012	Award Achievement
Outstanding (maximum)	>$3.48	150%
Target	$3.22 to < $3.48	100%
Minimum	$2.97 to <$3.22	50%

Stock Ownership Guidelines

The Compensation Committee has implemented guidelines for stock ownership by certain executive officers based on position, including four of the Named Executive Officers. Under these guidelines, Mr. Weiss has a target to hold Cooper common stock valued at three times his annual base salary. Messrs. Midlock and Weber and Ms. Kaufman have targets to hold Cooper common stock valued at twice their annual base salary.

The ownership guidelines provide that subject executives are expected to retain a percentage of shares acquired upon the exercise of stock options or vesting of full-value awards if their ownership is below the established threshold. The executives are not required to purchase stock to meet the targets. As of the end of the 2010 fiscal year, the subject officers were in compliance with the ownership guidelines.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation in excess of $1,000,000 paid in any fiscal year to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (other than its chief financial officer). However, pursuant to regulations issued by the U.S. Treasury Department, certain limited exemptions to Section 162(m) apply with respect to “qualified performance-based compensation.”

In the course of structuring our compensation policies, the Compensation Committee considers ways to maintain the tax deductibility of the compensation for Named Executive Officers. However, the Compensation Committee intends to retain the necessary discretion to compensate executives in a manner in keeping with overall compensation goals and strategies, and may choose to provide compensation which may not be deductible by reason of Section 162(m). Our equity compensation plan is designed to be performance-based so that full value awards such as the performance awards which vest solely based on performance may be performance-based compensation and deductible under Section 162(m). Stock options granted at or above market value will also be performance-based compensation and deductible under Section 162(m). However, full value awards which vest based on time will not be qualified as performance-based and may not be deductible. Our Incentive Payment Plan has not been approved by our stockholders, and therefore bonuses payable under such plan do not qualify as performance-based compensation under Section 162(m).

Conclusion

The Compensation Committee believes that each element of compensation and the total compensation provided to each of our Named Executive Officers is reasonable and appropriate. The value of the compensation payable to the Named Executive Officers is significantly tied to our performance and returns to our stockholders. The Compensation Committee believes that our compensation programs provide an appropriate mix of elements that will allow us to continue to attract and retain a top performing management team, without encouraging inappropriate risk-taking by our executives.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below shows compensation paid to the individuals who served as our Named Executive Officers during the past fiscal year. The table also shows compensation paid to two senior employees who would have been included in the three most highly compensated executives other than the CEO and CFO if they had served as executive officers.

Name and Principal Position	Year	Salary		Option Awards (1)		Stock Awards (1)		Non-Equity Incentive Plan Compensation		Change in Pension Value (2)		All Other Compensation (4)		Total
Robert S. Weiss President & Chief Executive Officer	2010 2009 2008	$ $ $	700,000 600,000 600,000	$ $ $	-0- 553,350 192,720	$ $ $	182,700 93,900 -0-	$ $ $	1,228,500 258,000 222,000	$ $ $	76,360 112,067 17,838	$ $ $	16,856 17,559 19,543	$ $ $	2,128,056 1,522,809 1,034,263

Eugene J. Midlock Senior Vice President & Chief Financial Officer	2010 2009 2008	$ $ $	390,000 380,000 371,696	$ $ $	-0- 318,375 300,450	$ $ $	82,215 42,255 -0-	$ $ $	410,670 98,040 78,932	$ $ $	28,470 37,789 25,422	$ $ $	18,713 20,490 21,689	$ $ $	901,598 859,160 772,767

Carol R. Kaufman Senior Vice President, Legal Affairs, Secretary & Chief Administrative Officer	2010 2009 2008	$ $ $	360,000 350,000 350,000	$ $ $	-0- 233,475 96,360	$ $ $	82,215 30,987 -0-	$ $ $	347,490 75,250 64,750	$ $ $	52,040 73,337 12,125	$ $ $	18,327 18,650 19,617	$ $ $	808,032 708,362 530,727

John A. Weber President, CooperVision	2010 2009 2008	$ $ $	370,000 360,000 355,211	$ $ $	-0- 318,375 247,320	$ $ $	82,215 42,255 -0-	$ $ $	336,996 92,880 83,664	$ $ $	15,881 18,043 5,087	$ $ $	12,014 13,279 8,129	$ $ $	801,225 826,789 694,324

Rodney E. Folden Vice President & Corporate Controller	2010		$248,000		$144,400		$169,911		$174,096		$52,770		$12,714		$749,121

Gregory W. Matz (3) Vice President & Chief Financial Officer, CooperVision	2010		$137,500		$691,650		$-0-		$93,926		$-0-		$6,290		$929,366

Robert D. Auerbach, M.D. Senior Vice President & Chief Medical Officer, CooperSurgical	2010		$240,000		$216,600		$237,510		$166,176		$17,096		$9,118		$869,404

(1)	Amounts shown in the Option Awards and Stock Awards columns reflect the aggregate grant date fair value of stock option, restricted stock unit and performance share awards granted to each Named Executive Officer with respect to the 2008, 2009 and 2010 fiscal years in accordance with ASC 718. For a discussion of valuation assumptions, see Note 10, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2010. These awards are discussed in detail above in the Compensation Discussion & Analysis on page 19. See the Grants of Plan-Based Awards table for additional information on awards made in the 2010 fiscal year.

(2)	Change in value of accumulated pension benefits for 2010 was calculated as the difference between the value of accumulated benefits at October 31, 2010 and the value of accumulated benefits at October 31, 2009. The value of benefits at October 31, 2010 is based on a 5.50% discount rate and the RP2000 Mortality Tables; the value of benefits at October 31, 2009 is based on a 5.75% discount rate and the RP2000 Mortality Tables; and the value of benefits at October 31, 2008 is based on a 7.00% discount rate and the RP2000 Mortality Tables.

(3)	Gregory Matz joined the Company on April 30, 2010. Amounts included in the “Salary” column represent amounts paid since his date of hire. Mr. Matz’s base salary for the 2010 fiscal year was $275,000.

(4)	Amounts included in the All Other Compensation column consist of the following:

Name	Year	Company’s 401(k) Contributions	Automobile allowance and expenses	Income associated to life insurance
Robert S. Weiss	2010	$2,000	$8,916	$5,940
	2009	$2,000	$9,618	$5,940
	2008	$2,000	$9,062	$8,481

Eugene J. Midlock	2010	$2,000	$9,936	$6,777
	2009	$2,000	$9,041	$9,449
	2008	$2,000	$12,857	$6,833

Carol R. Kaufman	2010	$2,000	$11,047	$5,280
	2009	$2,000	$11,801	$4,849
	2008	$2,000	$6,159	$4,258

John A. Weber	2010	$2,000	$8,778	$1,236
	2009	$2,000	$10,074	$1,206
	2008	$2,000	$4,972	$1,157

Rodney E. Folden	2010	$2,000	$7,200	$3,514
Gregory W. Matz	2010	$2,000	$3,600	$690
Robert D. Auerbach, M.D.	2010	$2,000	$6,000	$1,118

Narrative to Summary Compensation Table

Non-equity incentive plan payments for the 2010 fiscal year reflect rebate adjustments taken in the first quarter of 2010. These adjustments reduced the 2010 total quantitative achievement of operating income and revenue for the executives at Corporate and CooperVision. If these rebate adjustments had been taken in 2009 instead of 2010, they would have reduced the 2009 IPP payments and increased the 2010 IPP payments.

Our Named Executive Officers receive limited non-salary based compensation. This additional compensation generally takes the form of automobile allowances and amounts provided in accordance with benefit plans which are also available to most of our employees, such as life insurance and matching contributions to 401(k) retirement accounts. In all cases the Compensation Committee reviews these amounts and takes them into consideration when reviewing overall executive compensation. Approval of perquisites and other non-salary based compensation is limited and in most cases does not exceed $20,000 annually.

Grants of Plan-Based Awards

This table presents information regarding the possible awards payable under our 2010 Incentive Payment Plan and the value of certain equity awards made in the 2010 fiscal year. The 2010 Incentive Payment Plan and calculation of awards are discussed in detail in the Compensation Discussion & Analysis on page 19.

	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Grant Date Fair Value of Stock and Option Awards (5)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Robert S. Weiss	12/9/2009		—	—	—	5,000	10,000	15,000	—	—	$182,700
	12/13/2010		$4,200	$700,000	$1,400,000	—	—	—	—	—	—
Eugene J. Midlock	12/9/2009		—	—	—	2,250	4,500	6,750	—	—	$82,215
	12/13/2010		$1,404	$234,000	$468,000	—	—	—	—	—	—
John A. Weber	12/9/2009		—	—	—	2,250	4,500	6,750	—	—	$82,215
	12/13/2010		$666	$222,000	$444,000	—	—	—	—	—	—
Carol R. Kaufman	12/9/2009		—	—	—	2,250	4,500	6,750	—	—	$82,215
	12/13/2010		$1,188	$198,000	$396,000	—	—	—	—	—	—
Rodney E. Folden	12/9/2009	(6)	—	—	—	—	—	—	—	10,000	$144,400
	12/9/2009	(6)	—	—	—	—	—	—	3,000	—	$109,620
	12/9/2009		—	—	—	1,650	3,300	4,950	—	—	$60,291
	12/13/2010		$595	$99,200	$198,400	—	—	—	—	—	—
Gregory W. Matz	5/1/2010		—	—	—	—	—	—	—	45,000	$691,650
	12/13/2010		$186	$61,875	$123,750	—	—	—	—	—	—
Robert D. Auerbach, M.D.	12/9/2009	(6)	—	—	—	—	—	—	—	15,000	$216,600
	12/9/2009	(6)	—	—	—	—	—	—	5,000	—	$182,700
	12/9/2009		—	—	—	1,500	3,000	4,500	—	—	$54,810
	12/13/2010		$288	$96,000	$192,000	—	—	—	—	—	—

(1)	Amounts represent the threshold, target and maximum cash bonus amounts which could have been paid to each Named Executive Officer under our 2010 Incentive Payment Plan. The final award amounts for 2010 were approved on the date indicated in the Grant Date column and the value of the final award amounts are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 32.

(2)	Amounts represent the threshold, target and maximum amounts of shares distributable under performance share awards granted on December 9, 2009 under our 2007 Long-Term Incentive Plan. Awards will vest on the achievement of specified levels of earnings per share in fiscal year 2012 as follows:

Performance Level	Performance Measure	Payout (% of the Target)
Outstanding (Maximum)	>$3.48	150%
Target	$3.22 to < $3.48	100%
Threshold	$2.97 to <$3.22	50%
Below Threshold	<$2.97	0%

(3)	Stock awards listed in this column represent grants of restricted stock units made on December 9, 2009. These grants will vest, and shares will be released, in equal portions on each of January 8, 2011, January 8, 2012, January 8, 2013 and January 8, 2014. We do not currently require our executives to hold these awards for any time period beyond the specified vesting periods.

(4)	Option awards listed in this column were granted on December 9, 2009 and May 1, 2010 at exercise prices of $36.54 and $38.89, respectively. The options will vest in equal portions on each of the first through fourth anniversaries of the date of grant. We do not currently require our executives to hold these awards for any time period beyond the specified vesting periods.

(5)	Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value recognized with respect to the 2010 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 10, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2010.

(6)	As discussed in more detail in the Compensation Discussion & Analysis on pg. 19, our senior executives did not receive grants of equity awards other than performance share awards during the 2010 fiscal year due to a supplemental grant made in the 2009 fiscal year. Mr. Folden and Dr. Auerbach did not receive this supplemental grant and therefore received grants at the time of our annual grant to other employees in December 2009.

Outstanding Equity Awards at Fiscal Year End

This table provides information regarding the equity award holdings of the Named Executive Officers as of the end of the 2010 fiscal year.

	Option Awards						Stock Awards
Name	Number Of Securities Underlying Unexercised Options (Exercisable)	Number Of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert S. Weiss	54,000	-0-	-0-	$25.18	Oct 23, 2011	(1)	-0-	$-0-	-0-	$-0-
	54,000	-0-	-0-	$26.75	Oct 29, 2012	(2)	-0-	$-0-	-0-	$-0-
	54,000	-0-	-0-	$41.44	Oct 27, 2013	(3)	-0-	$-0-	-0-	$-0-
	54,000	-0-	-0-	$68.66	Oct 26, 2014	(4)	-0-	$-0-	-0-	$-0-
	54,000	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-	-0-	$-0-
	-0-	-0-	54,000	$57.95	Oct 23, 2011	(6)	-0-	$-0-	-0-	$-0-
	49,500	16,500	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-	-0-	$-0-
	33,000	-0-	-0-	$15.83	Oct 30, 2018	(8)	-0-	$-0-	-0-	$-0-
	8,250	24,750	-0-	$13.21	Dec 9, 2018	(9)	-0-	$-0-	-0-	$-0-
	20,000	-0-	-0-	$13.21	Dec 9, 2018	(10)	-0-	$-0-	-0-	$-0-
	13,200	52,800	-0-	$13.10	Dec 10, 2018	(11)	-0-	$-0-	-0-	$-0-
	-0-	-0-	-0-	$-0-	—	(12)	-0-	$-0-	5,000	$246,700
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	5,000	$246,700

Eugene J. Midlock	20,000	-0-	-0-	$73.40	Jan 25, 2015	(14)	-0-	$-0-	-0-	$-0-
	20,000	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-	-0-	$-0-
	-0-	-0-	20,000	$57.95	Oct 23, 2011	(6)	-0-	$-0-	-0-	$-0-
	20,625	6,875	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-	-0-	$-0-
	17,500	-0-	-0-	$29.93	Mar 16, 2018	(15)	-0-	$-0-	-0-	$-0-
	22,500	-0-	-0-	$15.83	Oct 30, 2018	(8)	-0-	$-0-	-0-	$-0-
	5,625	16,875	-0-	$13.21	Dec 9, 2018	(9)	-0-	$-0-	-0-	$-0-
	9,000	36,000	-0-	$13.10	Dec 11, 2018	(11)	-0-	$-0-	-0-	$-0-
	-0-	-0-	-0-	$-0-	—	(12)	-0-	$-0-	2,250	$111,015
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	2,250	$111,015

John A. Weber	20,000	-0-	-0-	$73.40	Jan 25, 2015	(14)	-0-	$-0-	-0-	$-0-
	30,000	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-	-0-	$-0-
	-0-	-0-	30,000	$57.95	Oct 23, 2011	(6)	-0-	$-0-	-0-	$-0-
	24,750	8,250	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-	-0-	$-0-
	12,000	-0-	-0-	$29.93	Mar 16, 2018	(15)	-0-	$-0-	-0-	$-0-
	-0-	16,875	-0-	$13.21	Dec 9, 2018	(9)	-0-	$-0-	-0-	$-0-
	-0-	36,000	-0-	$13.10	Dec 11, 2018	(11)	-0-	$-0-	-0-	$-0-
	-0-	-0-	-0-	$-0-	—	(12)	-0-	$-0-	2,250	$111,015
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	2,250	$111,015

	Option Awards						Stock Awards
Name	Number Of Securities Underlying Unexercised Options (Exercisable)	Number Of Securities Underlying Unexercised Options (Unexercisable)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Carol R. Kaufman	36,000	-0-	-0-	$25.18	Oct 23, 2011	(1)	-0-	$-0-	-0-	$-0-
	36,000	-0-	-0-	$26.75	Oct 29, 2012	(2)	-0-	$-0-	-0-	$-0-
	45,000	-0-	-0-	$35.69	July 7, 2013	(16)	-0-	$-0-	-0-	$-0-
	35,500	-0-	-0-	$41.44	Oct 27, 2013	(3)	-0-	$-0-	-0-	$-0-
	35,500	-0-	-0-	$68.66	Oct 26, 2014	(4)	-0-	$-0-	-0-	$-0-
	35,500	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-	-0-	$-0-
	-0-	-0-	33,000	$57.95	Oct 23, 2011	(6)	-0-	$-0-	-0-	$-0-
	24,750	8,250	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-	-0-	$-0-
	16,500	-0-	-0-	$15.83	Oct 30, 2018	(8)	-0-	$-0-	-0-	$-0-
	4,125	12,375	-0-	$13.21	Dec 9, 2018	(9)	-0-	$-0-	-0-	$-0-
	6,600	26,400	-0-	$13.10	Dec 11, 2018	(11)	-0-	$-0-	-0-	$-0-
	-0-	-0-	-0-	$-0-	—	(12)	-0-	$-0-	1,650	$81,411
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	2,250	$111,015

Rodney E Folden	6,000	-0-	-0-	$26.75	Oct 29, 2012	(2)	-0-	$-0-		$-0-
	6,000	-0-	-0-	$41.44	Oct 27, 2013	(3)	-0-	$-0-		$-0-
	6,000	-0-	-0-	$48.60	Feb 2, 2014	(17)	-0-	$-0-		$-0-
	20,000	-0-	-0-	$68.66	Oct 26, 2014	(4)	-0-	$-0-		$-0-
	20,000	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-		$-0-
	-0-	-0-	20,000	$57.95	Oct 23, 2011	(6)	-0-	$-0-		$-0-
	7,500	2,500	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-		$-0-
	-0-	-0-	-0-	$-0-	—	(18)	1,500	$74,010		$-0-
	-0-	-0-	-0-	$-0-	—	(19)	2,250	$111,015		$-0-
	-0-	-0-	-0-	$-0-	—	(20)	3,000	$148,020		$-0-
	-0-	10,000	-0-	$36.54	Dec 9, 2019	(21)	-0-	$-0-		$-0-
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	1,650	$81,411

Gregory W. Matz	-0-	45,000	-0-	$38.89	May 3, 2020	(22)	-0-	$-0-		$-0-

Robert D. Auerbach, M.D.	10,000	-0-	-0-	$62.60	May 2, 2015	(23)	-0-	$-0-		$-0-
	12,000	-0-	-0-	$67.65	Oct 27, 2015	(5)	-0-	$-0-		$-0-
	15,000	-0-	-0-	$57.95	Oct 23, 2011	(6)	-0-	$-0-		$-0-
	7,500	2,500	-0-	$42.65	Oct 25, 2017	(7)	-0-	$-0-		$-0-
	-0-	-0-	-0-	$-0-	—	(18)	1,500	$74,010		$-0-
	10,000	-0-	-0-	$15.83	Oct 30, 2018	(8)	-0-	$-0-		$-0-
	-0-	-0-	-0-	$-0-	—	(19)	2,250	$111,015		$-0-
	-0-	-0-	-0-	$-0-	—	(20)	5,000	$246,700		$-0-
	-0-	15,000	-0-	$36.54	Dec 9, 2019	(21)	-0-	$-0-		$-0-
	-0-	-0-	-0-	$-0-	—	(13)	-0-	$-0-	1,500	$74,010

(1)	Options were granted on October 24, 2001 and became vested and exercisable on May 25, 2003.

(2)	Options were granted on October 30, 2002 and became vested and exercisable in equal portions on each of April 10, 2003 and April 10, 2005.

(3)	Options were granted on October 27, 2003 and became vested and exercisable in equal amounts on each of May 1, 2004, May 2, 2005, May 1, 2006 and May 1, 2007.

(4)	Options were granted on October 26, 2004 and became vested and exercisable as follows:
a.	one-quarter on each of May 2, 2005 and May 1, 2006; and
b.	one-half on October 26, 2009.

(5)	Options were granted on October 27, 2005 and became vested and exercisable on October 27, 2010.

(6)	Options were granted on October 24, 2006 and will become vested and exercisable as follows:
a.	one-quarter when the average stock price over a 30 trading day period meets or exceeds $64.90;
b.	one-quarter when the average stock price over a 30 trading day period meets or exceeds $69.54;
c.	one-quarter when the average stock price over a 30 trading day period meets or exceeds $75.34; and
d.	one-quarter when the average stock price over a 30 trading day period meets or exceeds $81.13, but not before May 1, 2010.

All options not otherwise vesting according to these terms will vest and become exercisable on May 24, 2011.

(7)	Options were granted on October 25, 2007 and become vested and exercisable as follows:
a.	one-quarter on each of October 25, 2008, October 25, 2009, and October 25, 2010; and
b.	one-quarter on the earlier of October 25, 2011 or when the average stock price over a 30 trading day period meets or exceeds $59.71.

(8)	Options were granted on October 30, 2008 and became vested and exercisable in equal portions on each of February 1, 2009, February 4, 2009, February 25, 2009, and March 29, 2009.

(9)	Options were granted on December 10, 2008 and will become vested and exercisable in equal portions on each of the first through fourth anniversaries of the date of grant.

(10)	Options were granted on December 10, 2008 and became vested on October 31, 2009.

(11)	Options were granted on December 11, 2009 and will become vested and exercisable in equal portions on each of the first through fifth anniversaries of the date of grant.

(12)	Performance Units granted on February 10, 2009 which will vest depending on the achievement of specified levels of growth in earnings per share for fiscal year 2011. Share amounts represent threshold payout amounts and are valued at $49.34 per share, the closing price of our stock on October 31, 2010.

(13)	Performance Units granted on December 9, 2009 which will vest depending on the achievement of specified levels of growth in earnings per share for fiscal year 2012. Share amounts represent threshold payout amounts and are valued at $49.34 per share, the closing price of our stock on October 31, 2010.

(14)	Options were granted on January 25, 2005 and became vested and exercisable on January 25, 2010.

(15)	Options were granted on March 17, 2008 and became vested and exercisable in equal portions on each of April 22, 2008, May 1, 2008, June 14, 2008, and September 16, 2010.

(16)	Options were granted on July 7, 2003 and became vested in equal portions on: July 22, 2003, September 16, 2003, December 5, 2003, July 22, 2004, September 16, 2004, December 5, 2004, July 22, 2005, September 16, 2005, and December 5, 2005.

(17)	Options were granted on February 2, 2004 and became vested in equal portions on May 17, 2004, July 24, 2004, September 30, 2004, and October 28, 2004.

(18)	Award granted as RSUs on October 27, 2007 and valued at $49.34 per share, the closing price of our stock on October 31, 2010. The units will vest in equal portions on each of January 8, 2009, January 8, 2010, January 8, 2011, and January 8, 2012.

(19)	Award granted as RSUs on October 30, 2008 and valued at $49.34 per share, the closing price of our stock on October 31, 2010. The units will vest in equal portions on each of January 8, 2010, January 8, 2011, January 8, 2012 and January 8, 2013.

(20)	Award granted as RSUs on December 9, 2009 and valued at $49.34 per share, the closing price of our stock on October 31, 2010. The units will vest in equal portions on each of January 8, 2011, January 8, 2012, January 8, 2013 and January 8, 2014.

(21)	Options were granted on December 9, 2009 and will vest in equal portions on each of the first through fourth anniversaries of the date of grant.

(22)	Options were granted on May 3, 2010 and will vest in equal portions on each of the first through fourth anniversaries of the date of grant.

(23)	Options were granted on May 2, 2005 and became vested and exercisable as follows:
a.	one-quarter on September 25, 2005; and
b.	three-quarters on May 2, 2010.

Option Exercises and Stock Vested

The following table details the number of shares acquired on exercise of stock options during the 2010 fiscal year by the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert S. Weiss	-0-	$-0-	-0-	$-0-
Eugene J. Midlock	-0-	$-0-	-0-	$-0-
John A. Weber	37,125	$1,033,718	-0-	$-0-
Carol R. Kaufman	-0-	$-0-	-0-	$-0-
Rodney E. Folden	16,000	$394,300	1,500	$57,165
Gregory W. Matz	-0-	$-0-	-0-	$-0-
Robert D. Auerbach, M.D.	-0-	$-0-	1,500	$57,165

Pension Benefits Table

Credited service and value of the accumulated benefits payable as of October 31, 2010 under our Retirement Income Plan at the normal retirement age of 65 are as follows:

Name	Number of Years of Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Robert S. Weiss	32.75	$595,922	$-0-
Eugene J. Midlock	4.75	$133,247	$-0-
John A. Weber	4.75	$51,643	$-0-
Carol R. Kaufman	15.07	$319,159	$-0-
Rodney E. Folden	22.58	$321,552	$-0-
Gregory W. Matz	0.00	$-0-	$-0-
Robert D. Auerbach, M.D.	4.50	$54,092	$-0-

(1)	Present value is calculated as of the October 31, 2010 measurement date and is based on a 5.50% discount rate and the RP2000 Mortality Tables. Mr. Midlock is over age 65, and therefore the present value of his accumulated benefit reflects his actual annual accrued benefit as of October 31, 2010.

Narrative to Pension Benefits Table

Our Retirement Income Plan, or RIP, was adopted in December 1983. The majority of our U.S. employees who work at least 1,000 hours per year are covered by the RIP. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to 0.60% of base annual compensation up to $10,000, and 1.20% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to 0.75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.50% of base annual compensation in excess of the Social Security Wage Base for each year of service.

Based on the current accumulated benefits for the Named Executive Officers, the estimated annual benefits payable under the RIP upon retirement at the normal retirement age of 65 are as follows:

Officer	Estimated Annual Benefits Payable (1)
Robert S. Weiss	$62,222
Eugene J. Midlock	$12,986
John A. Weber	$61,706
Carol R. Kaufman	$45,015
Rodney E. Folden	$36,944
Gregory W. Matz	$15,120
Robert D. Auerbach, M.D.	$52,780

(1)	Mr. Midlock is over age 65, and therefore the estimated annual benefits payable reflects his annual payable benefit as of October 31, 2010.

Potential Payments Upon Termination or Change in Control

During the 2010 fiscal year, we had agreements in place that govern the terms of post-employment compensation to our Named Executive Officers in the event of a termination of their employment. All except the agreements with Messrs. Weiss and Folden and with Dr. Auerbach are subject to our Change in Control Severance Plan adopted on May 21, 2007. The Change in Control Severance Plan provides severance benefits to certain of our key employees as recommended by management. Agreements under this plan require the approval of the Compensation Committee before they are offered to executives. The Change in Control Severance Plan is designed to be an “employee welfare benefit plan,” as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. At the time of this Proxy Statement, approximately 20 employees have agreements in place under this plan.

The following tables provide estimated amounts payable to each of the Named Executive Officers assuming termination of employment on October 31, 2010. The tables assume that the value at termination of outstanding equity awards is $49.34, which was the fair market value of our common stock on October 31, 2010. Upon termination of employment, amounts due to the Named Executive Officers, other than Mr. Folden, will be paid in monthly installments. Amounts due to Mr. Folden will be paid in one lump sum within 60 days of his termination.

Robert S. Weiss

Our severance agreement with Mr. Weiss originally took effect on August 21, 1989. Under the agreement, Mr. Weiss would be entitled to a payment of up to 150% of his base salary in the event of his: (i) termination without cause, (ii) termination within 90 days of a change in control event, (iii) voluntary resignation with good reason or (iv) separation after a request to relocate more than 50 miles from his current workplace. He would also be entitled to a pro rated portion of his bonus under the applicable Incentive Payment Plan, immediate vesting in his outstanding equity awards and his accrued benefits under the Retirement Income Plan, and continued coverage under our benefits program for up to 18 months.

The agreement with Mr. Weiss also provides for certain limited payments in the event that he voluntarily resigns his position without good reason. Mr. Weiss is required to provide us a minimum of 45 days notice of his resignation and can receive a percentage of his current annual base salary equal to the number of days notice provided divided by 360, to a maximum of 25%.

	Voluntary Resignation	Termination without Cause or Resignation for Good Reason	Termination after Change of Control or Separation After Request to Relocate	Retirement	Death
Severance Payment (1)	$175,000	$1,050,000	$700,000	$-0-	$1,050,000
Incentive Payment Plan (2)	$-0-	$1,228,500	$1,228,500	$1,228,500	$1,228,500
Pension Benefits (3)	$595,922	$595,922	$595,922	$595,922	$595,922
Equity Awards (4)	$-0-	$9,792,000	$10,038,700	$6,351,415	$6,351,415
Benefits (5)	$3,003	$18,018	$12,012	$722,600	$800,000

Total Payable on Separation	$773,925	$12,684,440	$12,575,134	$8,898,437	$10,025,837

(1)	Represents 25% of base salary for the 2010 fiscal year, the maximum amount allowed under the agreement, in the event of a voluntary resignation without good reason with a minimum of 45 days notice. Represents 150% of base salary for the 2010 fiscal year in the event of termination without cause or voluntary resignation with good reason. Represents 100% of base salary for the 2010 fiscal year upon termination within 90 days of a change in control or after a request to relocate.

Mr. Weiss’ severance agreement provides that if he is entitled to payment for any of the above reasons, his estate will receive the same payments in the event of his death. For purposes of estimating payments on death for the above table, the maximum payout of 150% of base salary has been used on the assumption that severance at this level was triggered immediately prior to his death and his estate is entitled to such payments under the agreement. No severance is automatically paid upon retirement or death under Mr. Weiss’ agreement or company policy.

(2)	Represents the bonus award payable to Mr. Weiss under the 2010 Incentive Payment Plan, which was earned in full as of October 31, 2010. Upon voluntary resignation prior to the date that awards are paid under the 2010 IPP awards would be forfeit.

(3)	Upon termination, Mr. Weiss will fully vest in all benefits due under our Retirement Income Plan, or receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. For further information on the Retirement Income Plan see the Pension Benefits Table on page 38.

(4)	Represents the intrinsic value on sale at a stock price of $49.34 of the shares underlying equity awards which were outstanding at October 31, 2010. Includes shares which were either vested at October 31st or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination without cause, voluntary resignation with good reason, termination after a change in control or separation after a request to relocate, Mr. Weiss’ outstanding equity awards which were not vested will immediately become fully vested and exercisable.

In the event of retirement or death, outstanding equity awards will be treated in accordance with the terms of their associated agreements. Generally, stock options that are unvested at the date of the holder’s retirement or death will be forfeit. Vested options will remain outstanding and exercisable for a term of three years from the date of retirement or one year from the date of death. Performance share awards which have not completed their performance period will be entirely forfeit on voluntary resignation. Termination for death or retirement will result in payment of a pro rata portion of the performance shares based on how much of the performance cycle was completed at termination.

(5)	Mr. Weiss and his dependents will be eligible to continue participation in our insurance plans until all severance benefits have been paid. Amounts presented reflect the value of benefits over 12 months in the event of termination within 90 days of a change in control or after a request to relocate and over 18 months in the event of termination without cause or voluntary termination with good reason.

Rodney E. Folden

Our severance agreement with Mr. Folden originally took effect on May 21, 1990. Under the agreement, Mr. Folden would be entitled to a payment of up to 100% of his base salary in the event of his: (i) termination without cause, (ii) termination within 90 days of a change in control event, (iii) voluntary resignation with good reason or (iv) separation after a request to relocate more than 50 miles from his current workplace. He would also be entitled to a pro rated portion of his bonus under the applicable Incentive Payment Plan, his accrued benefits under the Retirement Income Plan and continued coverage under our benefits program for up to 12 months.

The agreement with Mr. Folden also provides for certain limited payments in the event that he voluntarily resigns his position without good reason. If Mr. Folden provides us a minimum of 30 days notice of his resignation, he can receive up to 30 days of his base salary (approximately one month, or 1/12th, of his total annual base salary).

	Voluntary Resignation	Termination without Cause; Resignation with Good Reason; Request to Relocate	Termination after Change of Control	Retirement	Death
Severance Payment (1)	$20,667	$248,000	$248,000	$-0-	$248,000
Incentive Payment Plan (2)	$-0-	$174,096	$174,096	$174,096	$174,096
Pension Benefits (3)	$321,552	$321,552	$321,552	$321,552	$321,552
Equity Awards (4)	$-0-	$50,175	$212,997	$100,403	$100,403
Benefits (5)	$-0-	$12,012	$12,012	$-0-	$497,000

Total Payable on Separation	$342,219	$805,835	$968,657	$596,051	$1,341,051

(1)

Represents 1/12th of base salary for the 2010 fiscal year, the maximum amount allowed under the agreement, in the event of a voluntary resignation without good reason with a minimum of 30 days notice. Represents 100% of base salary for the 2010 fiscal year in the event of termination without cause, voluntary resignation with good reason, or termination within 90 days of a change in control or after a request to relocate.

Mr. Folden’s severance agreement provides that if he is entitled to payment for any of the above reasons, his estate will receive the same payments in the event of his death. For purposes of estimating payments on death for the above table, the maximum payout of 100% of base salary has been used on the assumption that severance at this level was triggered immediately prior to his death and his estate is entitled to such payments under the agreement. No severance is automatically paid upon retirement or death under Mr. Folden’s agreement or company policy.

(2)	Represents the bonus award payable to Mr. Folden under the 2010 Incentive Payment Plan, which was earned in full as of October 31, 2010. Upon voluntary resignation prior to the date that awards are paid under the 2010 IPP awards would be forfeit.

(3)	Upon termination, Mr. Folden will fully vest in all benefits due under our Retirement Income Plan, or receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. For further information on the Retirement Income Plan see the Pension Benefits Table on page 38.

(4)	Represents the intrinsic value on sale at a stock price of $49.34 of the shares underlying equity awards which were outstanding at October 31, 2010. Includes shares which were either vested at October 31st or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

In the event of Mr. Folden’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on how much of the performance cycle was completed at termination.

(5)	Mr. Folden and his dependents will be eligible to continue participation in our insurance plans until all severance benefits have been paid. Amounts presented reflect the value of benefits over 12 months in the event of termination without cause, voluntary termination with good reason, termination within 90 days of a change in control or after a request to relocate.

Robert D. Auerbach, M.D.

Our employment agreement with Dr. Auerbach originally took effect on May 1, 2005. Under the agreement, Dr. Auerbach’s employment may only be terminated for Cause or upon his death, permanent disability, voluntary resignation or provision of twelve (12) months’ written notice. Dr. Auerbach would be entitled to payment of his base salary through the date of termination, a pro rated portion of his bonus under the applicable Incentive Payment Plan and his accrued benefits under the Retirement Income Plan. His equity awards would be treated in accordance with the terms of our equity incentive plans.

	Termination Without Cause	Retirement	Termination for Permanent Disability	Death
Severance Payment (1)	$120,000	$-0-	$-0-	$-0-
Incentive Payment Plan (2)	$166,176	$166,176	$166,176	$166,176
Pension Benefits (3)	$54,092	$54,092	$54,092	$54,092
Equity Awards (4)	$385,275	$430,964	$430,964	$430,964
Benefits (5)	$8,925	$-0-	$-0-	$480,000

Total Payable on Separation	$734,468	$651,232	$651,232	$1,131,232

(1)	Assumes that notice of termination without Cause was provided at October 31, 2009, as required by the Agreement, and employment continued through October 31, 2010. Severance upon termination without Cause reflects six months severance. The severance policy for CooperSurgical is discretionary and severance is determined on a case by case basis. Vice-president and higher level executives have historically received six months severance and we are using this amount to estimate Dr. Auerbach’s severance in the event of a termination. His actual severance payment may differ. No severance is payable upon voluntary resignation, disability, retirement or death.

(2)	Represents the bonus award payable to Dr. Auerbach under the 2010 Incentive Payment Plan, which was earned in full as of October 31, 2010.

(3)	Upon termination, Dr. Auerbach will fully vest in all benefits due under our Retirement Income Plan, or receive substantially equivalent benefits in the event the terms of the Retirement Income Plan prevent immediate vesting. For further information on the Retirement Income Plan see the Pension Benefits Table on page 38.

(4)	Represents the intrinsic value on sale at a stock price of $49.34 of the shares underlying equity awards which were outstanding at October 31, 2010. Includes shares which were either vested at October 31st or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

In the event of Dr. Auerbach’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Dr. Auerbach’s outstanding RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on how much of the performance cycle was completed at termination.

(5)	Dr. Auerbach will be eligible for benefits under his life insurance policy in the event of his death.

Other Named Executive Officers

We have change in control agreements in place under our Change in Control Severance Plan with each of Messrs. Midlock, Weber and Matz and Ms. Kaufman. The agreements with Messrs. Midlock and Weber and with Ms. Kaufman took effect on June 8, 2007 and the agreement with Mr. Matz took effect June 1, 2010. These agreements continue in effect until the executive’s employment terminates and all severance obligations have been fulfilled. Under the agreements, each of these executives would be entitled to a payment of 200% of their base salary in the event of either termination without cause or voluntary resignation with good reason within one year of a change in control event.

Each executive would also be entitled to a pro rated portion of their bonus under the applicable Incentive Payment Plan, immediate vesting in their outstanding equity awards and their currently accrued benefits under the Retirement Income Plan, continued coverage under our benefits program for up to 24 months and payment of all salary and vacation which was accrued but unpaid at the date of termination.

If employment terminates for these executives other than as provided for in their change in control agreements, the standard Company severance policies for all employees will apply. The following table provides information regarding the amounts payable to these executives in the event of a termination of employment:

	Termination without Cause	Termination or Resignation with Good Reason after a Change of Control	Retirement	Death
Eugene J. Midlock
Severance Payment (1)	$101,466	$780,000	$-0-	$-0-
Incentive Payment Plan (2)	$410,670	$410,670	$410,670	$410,670
Accumulated Pension Benefits (3)	$133,247	$133,247	$133,247	$133,247
Equity Awards (4)	$1,761,023	$4,276,425	$1,969,928	$1,969,928
Benefits (5)	$4,004	$24,024	$-0-	$494,650

Total Payable on Separation	$2,410,409	$5,624,366	$2,513,845	$3,008,495

John A. Weber
Severance Payment (1)	$55,617	$740,000	$-0-	$-0-
Incentive Payment Plan (2)	$336,996	$336,996	$336,996	$336,996
Accumulated Pension Benefits (3)	$51,643	$51,643	$51,643	$51,643
Equity Awards (4)	$398,498	$2,923,099	$607,403	$607,403
Benefits (5)	$2,002	$24,024	$-0-	$741,000

Total Payable on Separation	$844,755	$4,075,761	$996,042	$1,737,042

Carol R. Kaufman
Severance Payment (1)	$361,100	$720,000	$-0-	$-0-
Incentive Payment Plan (2)	$347,490	$347,490	$347,490	$347,490
Accumulated Pension Benefits (3)	$319,159	$319,159	$319,159	$319,159
Equity Awards (4)	$-0-	$5,609,713	$1,278,219	$1,278,219
Benefits (5)	$336,329	$24,024	$-0-	$1,000,000

Total Payable on Separation	$1,364,078	$7,020,386	$1,944,868	$2,944,868

Gregory W. Matz
Severance Payment (1)	$13,243	$550,000	$-0-	$-0-
Incentive Payment Plan (2)	$93,926	$93,926	$93,926	$93,926
Accumulated Pension Benefits (3)	$-0-	$-0-	$-0-	$-0-
Equity Awards (4)	$-0-	$470,250	$-0-	$-0-
Benefits (5)	$-0-	$-0-	$-0-	$550,000

Total Payable on Separation	$107,169	$1,114,176	$93,926	$643,926

(1)	Represents the severance due per Company policy for all employees in the event of other termination without cause. Represents 200% of base salary for the 2010 fiscal year in the event of termination without cause or resignation for good reason within one year of a change in control. No severance is due upon retirement or death of the executive.

(2)	Represents the bonus award payable under the 2010 Incentive Payment Plan, which was earned in full as of October 31, 2010.

(3)	Upon termination without cause, executives who are vested in the Retirement Income Plan will retain accrued benefits. These benefits will be paid upon the executive’s application for retirement benefits in accordance with the terms of the Retirement Income Plan. For further information on the Retirement Income Plan see the Pension Benefits Table on page 38.

Upon termination without cause or resignation with good reason after a change in control, all benefits due under our Retirement Income Plan will vest in full. If the terms of the Retirement Income Plan prevent immediate vesting the executive will receive substantially equivalent benefits. As of October 31, 2010, Mr. Matz was not vested in the Retirement Income Plan.

In the event of the executive’s death, benefits are payable to the estate.

(4)	Represents the intrinsic value on sale at a stock price of $49.34 of the shares underlying equity awards which were outstanding at October 31, 2010. Includes shares which were either vested at October 31st or would be subject to accelerated vesting upon a termination of employment. For purposes of estimating the value of performance shares which have not completed their performance period, it is assumed that target award levels will be achieved and paid accordingly, except in the event of a change in control which may trigger certain provisions to require payout at maximum achievement.

Upon termination after a change in control or resignation with good reason after a change in control, all outstanding equity awards will immediately become fully vested. Amounts provided in this row show the value of the stock awards subject to accelerated vesting at a stock price of $49.34, which was the closing price of our stock on October 31, 2010. Termination on a change in control will result in immediate payment of performance shares at either target or maximum award levels depending on how much of the performance cycle has been completed.

In the event of the executive’s termination without cause, retirement or death, outstanding equity awards will be treated in accordance with the terms of the associated award agreements. Generally, stock options that are unvested at the date of the holder’s termination will be forfeit. Vested options will remain outstanding and exercisable for a term of three months from the termination date in the case of a termination without cause, three years from the date of retirement or one year from the date of death. Outstanding RSUs would be immediately forfeited under the terms of the associated award agreement upon any termination of employment. Performance share awards will be entirely forfeit on voluntary resignation or termination without cause. Termination for death, disability or retirement will result in payment of a pro rata portion of the performance shares based on how much of the performance cycle was completed at termination.

(5)	Upon termination after a change in control or resignation with good reason after a change in control, the executive and their dependents will be eligible to continue participation in our insurance plans for up to 24 months after the date of termination. Amounts in this row reflect the value of benefits over the severance period or benefits payable under our life insurance policies in the event of the executive’s death.

Risk And Executive Compensation

Our Compensation Committee has assessed the possible risk related to our executive compensation and based on this assessment the Compensation Committee has concluded that our compensation programs do not create unreasonable risk or the likelihood of a material adverse impact on the Company. In making this determination, the Compensation Committee considered possible compensation-based risks and means by which potential risks may be mitigated, including through the operation of our internal control structure and the Committee’s oversight. The Compensation Committee also considered the structure of our compensation plans, including the use of a balance of short- and long-term compensation, implementation of equity ownership guidelines, capped bonus targets under short-term incentive plans and clawback provisions for short-term bonus awards.

DIRECTOR COMPENSATION

The Compensation Committee reviews and recommends compensation of the Non-Employee Directors and the Board approves compensation amounts based on these recommendations. Directors of a publicly traded company have substantial responsibilities and time commitments, and with recent changes in corporate governance standards, highly qualified and experienced directors are in high demand; therefore, we seek to provide suitable economic incentives for our directors and to compensate them appropriately for their continued performance, responsibilities and dedication. The Compensation Committee takes these factors into account in making recommendations to the Board with regard to changes in the Non-Employee Director compensation program.

The Compensation Committee also receives an analysis from their independent consultant, J. Richard, with regard to Non-Employee Director compensation. The Compensation Committee reviews and analyzes the information provided by J. Richard in determining whether to recommend changes to the Board. The Board sets total Non-Employee Director compensation at levels it considers appropriate given the competitive market for qualified directors and the time commitment expected of the Non-Employee Directors. Director compensation is reviewed regularly and modified as the Board considers necessary or appropriate.

Stipends and Committee Chair Compensation

We compensate each Non-Employee Director based on service to us, including attendance at meetings and service on committees of the Board. Annual cash retainers, stipends for service as a committee chair and equity compensation grants are designed to correspond to the relative responsibility of each director and are regularly reviewed to ensure they meet this standard.

Directors who are also our employees receive no additional compensation for their service as directors.

For the 2010 fiscal year, each Non-Employee Director received an annual stipend of $30,000 for their services. Dr. Rubenstein received an additional stipend of $10,000 for his service as Lead Director and Mr. Bender received an additional stipend of $125,000 for his service as Chairman of the Board.

Chair Stipends & Meeting Payments

The Non-Employee Directors who served as Committee Chairs received an additional stipend in recognition of their time devoted to us in this capacity. Stipend amounts are structured to reflect the additional requirements placed on each Committee Chair.

Committee Chair Stipends for 2010:
Audit Committee Chair (Steven Rosenberg)	$15,000 per year
Organization & Compensation Committee Chair (Michael Kalkstein)	$12,000 per year
Corporate Governance & Nominating Committee Chair (Donald Press)	$10,000 per year
Science & Technology Committee Chair (Stanley Zinberg, M.D.)	$10,000 per year

The Non-Employee Directors are also compensated for attendance at meetings as follows:

Fee per Meeting for 2010:
Meetings held in person by the Board or any Committee of the Board	$2,000 per meeting
Meetings held telephonically by the Board or any Committee of the Board and lasting more than 2 hours	$2,000 per meeting
Meetings held telephonically by the Board or any Committee of the Board and lasting less than 2 hours	$1,000 per meeting

In the event that more than one meeting occurred on the same day, Non-Employee Directors were not compensated more than $2,000 per day for meeting attendance.

Non-Employee Directors were also compensated for one travel day in connection with meetings at $2,000 per day and at a rate of $250 per hour, not to exceed $2,000 for any day, for time spent substantially on work for us.

Equity Compensation

In addition to cash compensation, the Non-Employee Directors participate in the 2006 Directors’ Plan, which provides for annual equity grants that may be made in the form of restricted stock awards, restricted stock units and/or stock options. The Board believes that Non-Employee Director compensation, like executive compensation, should contain a significant equity component in order to align director and stockholder interests. Grant dates, award amounts and vesting criteria for these annual equity grants are set by the terms of the 2006 Directors’ Plan.

The 2006 Directors’ Plan was originally approved by stockholders on March 21, 2006, and was amended and restated in March 2009 and subsequently amended in October 2009 and October 2010. The 2006 Directors’ Plan provides for two equity grants to the Non-Employee Directors each November as follows:

(a)

a grant of a designated number of stock options on November 1, or the first business day thereafter if the 1st is on a weekend, with an exercise price equal to 100% of the fair market value on the date of grant; and

(b)

a grant of restricted stock on November 15, or the first business day thereafter if the 15th is on a weekend, which entitles each Non-Employee Director to purchase a designated number of shares of restricted stock at par value. The restricted stock grant may also take the form of a restricted stock unit, in the discretion of the Board.

The 2006 Directors’ Plan also provides that, upon appointment to the Board, new Non-Employee Directors receive a grant of stock options and restricted stock as specified in the terms of the 2006 Directors’ Plan, prorated for the number of months of service remaining in the fiscal year in which they were appointed. Additional grants under the 2006 Directors’ Plan may be made at the Board’s discretion.

The stock options granted in November 2009 vest and become exercisable on the first anniversary of the grant date. On November 2, 2009, the Non-Employee Directors received a grant of 7,500 stock options, or 8,250 in the cases of the Chairman and the Lead Director, at an exercise price of $28.52, which became vested and exercisable on November 2, 2010.

Restrictions were removed from the restricted stock awards made in the 2010 fiscal year on the first anniversary of the grant date. On November 16, 2009, the Non-Employee Directors received a grant of 3,000 shares of restricted stock and restrictions were removed on November 16, 2010.

When a Non-Employee Director ceases to serve on the Board, unless such service is terminated for Cause, restrictions are immediately lifted and options become immediately exercisable and remain exercisable for three years.

Director Compensation Table

The following table sets forth the total cash and equity compensation paid to the Non-Employee Directors for their service on the Board and its committees during the 2010 fiscal year. At present, the Non-Employee Directors are not eligible to participate in our pension programs and no deferred compensation or non-equity incentive plans are available to Non-Employee Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (2)(4)	Total
A. Thomas Bender	$185,000	$95,850	$93,390	$374,240
Allan E. Rubenstein, M.D.	$77,000	$95,850	$93,390	$266,240
Michael H. Kalkstein	$100,000	$95,850	$84,900	$280,750
Jody S. Lindell	$80,000	$95,850	$84,900	$260,750
Moses Marx (5)	$18,917	$95,850	$84,900	$199,667
Donald Press	$84,000	$95,850	$84,900	$264,750
Steven Rosenberg	$89,000	$95,850	$84,900	$269,750
Stanley Zinberg, M.D.	$65,000	$95,850	$84,900	$245,750

(1)	Fees earned represent the total fees paid to the named Non-Employee Directors for their service during the most recent fiscal year, including: (i) the annual stipends paid to each Non-Employee Director for their service on the Board, (ii) annual stipends paid to Committee Chairs, (iii) fees for all Board and committee meetings attended during the designated fiscal year and (iv) compensation for other time spent substantially on Company business and travel days.

(2)	The amounts shown are the compensation costs recognized in our financial statements for the 2010 fiscal year in accordance with ASC 718. For a discussion of valuation assumptions, see Note 10, Stock Plans, in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended October 31, 2010.

(3)	Represents the aggregate grant date fair value of restricted stock awards issued on November 16, 2009 under the 2006 Directors’ Plan. These awards entitle the recipient to purchase 3,000 restricted shares of our common stock at par value of $0.10 per share.

At October 31, 2010, each of the listed directors held 4,000 shares of our stock subject to restrictions, inclusive of the shares in the Director Compensation Table, with the exception of Mr. Bender and Ms. Lindell who held 3,000 and 3,667 restricted shares respectively.

(4)	Represents the aggregate grant date fair value of stock options granted on November 2, 2009 under the 2006 Directors’ Plan. Each listed director was granted 7,500 options, or 8,250 in the case of Mr. Bender and Dr. Rubenstein, to purchase shares of our common stock. These options have an exercise price equal to the fair market value of our common stock on the date of grant, which was $28.52.

The Non-Employee Directors had the following options outstanding at October 31, 2010:

Name	Outstanding Options
A. Thomas Bender	239,050
Allan E. Rubenstein, M.D.	95,250
Michael H. Kalkstein	125,500
Jody S. Lindell	66,667
Moses Marx	107,500
Donald Press	137,500
Steven Rosenberg	167,500
Stanley Zinberg, M.D.	137,500

(5)	Mr. Marx served on our Board until his retirement in March 2010. Payments represent meeting fees and a pro rated stipend for his service as a director.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Bylaws provide that we have no fewer than six and no more than eleven directors serving on the Board. The Board sets the number of directors annually prior to the Annual Meeting. The Board has fixed the number of directors to be elected at the Annual Meeting at eight.

Each nominee presented below, if elected, will serve as a director until the next Annual Meeting or until he or she is succeeded by another qualified director, resigns or is removed from the Board. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee, or elect to reduce the size of the Board.

The Nominees

The names of the nominees presented for election as directors at the Annual Meeting are listed below, along with information regarding when they joined the Board, their present principal occupation, recent business experience and their service on other companies’ boards of directors.

Each nominee listed below currently serves on the Board and there are no family relationships between any of the nominees or between the nominees and any of our officers.

A. THOMAS BENDER	AGE: 71	JOINED THE BOARD: 1994

INDEPENDENT DIRECTOR; CHAIRMAN OF THE BOARD

Business Experience: Mr. Bender was elected Chairman of the Board in July 2002 and he served as our President and Chief Executive Officer from May 1995 through his retirement in October 2007. He also served as President of CooperVision, our contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of management positions at Allergan, Inc., a manufacturer of eye and skin care products, including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division.

Current Directorships & Memberships: Mr. Bender serves on the board of directors of iScience Interventional, Inc., an ophthalmic surgical device manufacturer, and on its compensation committee. He also serves on the board of Mission Hospital Foundation in Mission Viejo, CA.

Qualifications to Serve: Mr. Bender served as our CEO for 13 years, providing him with unique perspective and insight into our operations and business which is valuable to the Board and his nearly 10 year tenure as Chairman of the Board provides leadership continuity and stability to our Company. In addition to his history with the Company, Mr. Bender has 45 years experience in the healthcare and medical device industry, providing him with a strong background and knowledge to assist the members of the Board in analysis of our peer companies, markets and industry. Additionally, Mr. Bender has served on the boards of other medical device companies, allowing him to gain insight and perspective regarding business and regulatory issues facing our industry. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Bender for nomination for re-election.

MICHAEL H. KALKSTEIN	AGE: 68	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR

Business Experience: Mr. Kalkstein was a partner at Dechert LLP, an international law firm, from June 2003 through June 2007 and was Co-chair of the firm’s Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. As of June 30, 2007, he has retired from active practice and continues to be “Of Counsel” to Dechert at its Mountain View, CA office. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees.

Current Directorships & Memberships: Mr. Kalkstein served as a member of the Board of Trustees of Opera San Jose from 1984 to October 2010, serving as its President from 1992 to 1994. He was a member of the Alliance of CEOs from 2001 to June 2007 and was a member of the board of directors of the Law Foundation of Silicon Valley from 2002 to June 2007. Until January 2007, he also served as a director of the Northern California Chapter of the National Association of Corporate Directors.

Qualifications to Serve: As a licensed attorney with experience in intellectual property law, Mr. Kalkstein brings the Board perspective on the legal and regulatory issues that face our business and industry. Mr. Kalkstein also brings management experience, having served as a managing partner for a key office of an international law firm. His continued connections with the legal community, as well as his involvement with groups such as the Alliance of CEOs and National Association of Corporate Directors and participation in NYSE/Euronext Corporate Board Member programs, provides the Board with insight into current issues facing both business executives and independent board members. Additionally, through his long-term service on our Board, Mr. Kalkstein has gained a good working knowledge and understanding of our business which provides efficiency and continuity for our Board. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Kalkstein for nomination for re-election.

JODY S. LINDELL	AGE: 59	JOINED THE BOARD: 2006

INDEPENDENT DIRECTOR, AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Ms. Lindell is President and Chief Executive Officer of S.G. Management, Inc., an asset management company she has headed since 2000. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. Ms. Lindell is also a Certified Public Accountant (inactive).

Current Directorships & Memberships: Through September 2007, she served as a director and on the audit and director’s loan committees for First Republic Bank, a publicly traded financial institution. First Republic Bank was acquired in 2007, underwent a management led buyout in mid-2010 and again became publicly traded (NYSE: FRC) in December 2010. Ms. Lindell continues to serve as a director, chairs the audit committee and serves on the director’s loan committee and the director’s trust committee for First Republic Bank. She currently serves on the board of directors and the audit and compensation committees of PDL BioPharma (NasdaqGS: PDLI).

Qualifications to Serve: Ms. Lindell’s experience as a partner with KPMG and her accounting background bring valuable knowledge of finance and accounting regulations to our Board and Audit Committee. She is qualified as an Audit Committee Financial Expert under the SEC rules, and has experience with the review and analysis of financial statements and operational risk. Ms. Lindell has also gained a good working knowledge and understanding of our business and operations during her term of service on the Board, which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Ms. Lindell for nomination for re-election.

DONALD PRESS	AGE: 77	JOINED THE BOARD: 1993

INDEPENDENT DIRECTOR

Business Experience: Mr. Press is Executive Vice President of Broadway Management Co., Inc., an owner and manager of commercial office buildings, and has served in this position since 1981. Mr. Press is also a principal in Donald Press, P.C., a law firm, located in New York City.

Current Directorships & Memberships: Mr. Press is a director of The Berkshire Bank, a wholly owned subsidiary of Berkshire Bancorp Inc., and he serves on its audit committee.

Qualifications to Serve: Mr. Press is a licensed attorney with almost 30 years of legal experience, providing him with skills and knowledge regarding management of large organizations and insight into operations and executive management. Additionally, through his long term of service on our Board, Mr. Press has gained a good working knowledge and understanding of our business and operations which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Press for nomination for re-election.

STEVEN ROSENBERG	AGE: 62	JOINED THE BOARD: 1993

INDEPENDENT DIRECTOR, AUDIT COMMITTEE FINANCIAL EXPERT

Business Experience: Mr. Rosenberg is President and Chief Executive Officer of Berkshire Bancorp Inc., a publicly traded bank holding company, and has held this position since March 1999. He also served as Vice President, Finance and Chief Financial Officer from March 1990 to March 1999. From September 1987 through March 1990, Mr. Rosenberg was President and Chief Executive Officer of Scomel Industries, Inc., an international marketing and consulting group. Prior to that, he was Vice President of Noel Industries, Inc., an apparel manufacturer and importer.

Current Directorships & Memberships: He is currently a director of Berkshire Bancorp Inc.

Qualifications to Serve: Mr. Rosenberg has over 20 years of experience in senior executive roles, including experience as a senior financial officer of a publicly traded company. This experience provides insight into operations and management of an international organization, as well as familiarity with review of financial statements and assessment of operation risk. He is qualified as an Audit Committee Financial Expert under the SEC rules. Mr. Rosenberg has also gained a good working knowledge and understanding of our business and operations during his term of service on the Board, which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Rosenberg for nomination for re-election.

ALLAN E. RUBENSTEIN, M.D.	AGE: 66	JOINED THE BOARD: 1992

INDEPENDENT DIRECTOR, VICE CHAIRMAN & LEAD DIRECTOR

Business Experience: Dr. Rubenstein has served as our Vice Chairman and Lead Director since July 2002, and served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is Chief Executive Officer of NexGenix Pharmaceuticals in NYC and Clinical Professor of Neurology and Pediatrics at New York University Langone Medical Center.

Current Directorships & Memberships: He served as a director of BioClinica (NASDAQ: BIOC), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Qualifications to Serve: As a leading academic scientist and clinician, Dr. Rubenstein provides valuable insight into human physiology and medical practices and techniques that aid the Board in making determinations regarding new technologies to develop or acquire. He also brings experience with clinical trials and a knowledge and understanding of the development of medical devices to his service. His experience as the head of a medical technology company provides perspective on operations of a medical device company. Additionally, through his long term of service on our Board, Dr. Rubenstein has gained a good working knowledge and understanding of our business and operations, which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Dr. Rubenstein for nomination for re-election.

ROBERT S. WEISS	AGE: 64	JOINED THE BOARD: 1996

NON-INDEPENDENT DIRECTOR, CHIEF EXECUTIVE OFFICER

Business Experience: Mr. Weiss has served as our President since March 2008 and as our Chief Executive Officer since November 2007. He also served as President of CooperVision, our contact lens subsidiary, from March 2007 to February 2008. He previously served as our Chief Operating Officer from January 2005 to October 2007 and as Executive Vice President from October 1995 to October 2007. He served as our Chief Financial Officer from September 1989 to January 2005. He served as our Treasurer from 1989 to March 2002. Since joining us in 1977, he has held a number of finance positions both with us and Cooper Laboratories, Inc. (our former parent).

Current Directorships & Memberships: Mr. Weiss is also a director of Accuray Incorporated (Nasdaq: ARAY), a company that develops and markets a sophisticated robotic radiosurgery system designed to treat tumors, and serves on its nominating committee and as chair of its audit committee.

Qualifications to Serve: As our current Chief Executive Officer, Mr. Weiss provides a key connection between the senior executives and our Board, enabling oversight of our operations with the benefit of management’s perspective on our business. He has day to day awareness of our business and industry and strategic vision for our Company that are important to the Board in making decisions regarding the direction of our business. He provides leadership, extensive knowledge of our Company, and business, operating and policy experience to our Board. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Mr. Weiss for nomination for re-election.

STANLEY ZINBERG, M.D., M.S.	AGE: 76	JOINED THE BOARD: 1997

INDEPENDENT DIRECTOR

Business Experience: Dr. Zinberg, is a retired obstetrician-gynecologist who served as Deputy Executive Vice President and Vice President of Practice Activities for the American College of Obstetricians and Gynecologists (ACOG) in Washington, D.C. from 1993 through his retirement in December 2007. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NY Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and is currently a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology and is a member of the faculty of the

Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine. He is the author of numerous editorials, scientific papers and book chapters in the field of women’s healthcare. In addition, Dr. Zinberg obtained a Masters Degree in Health Administration, with an emphasis on not-for-profit finance, in 1990 from the Graduate School of Public Administration of New York University.

Current Directorships & Memberships: Currently, Dr. Zinberg is a member of the Executive Committee of the Physician’s Consortium for Performance Improvement and represents the American College of Obstetricians and Gynecologists (ACOG) as an alternate delegate to the American Medical Association House of Delegates. He is a liaison member of ACOG’s Committee on Patient Safety and Quality Improvement. In addition, he is a director of the Westhampton Beach Performing Arts Center, a member of the New York State Board for Professional Medical Conduct, and a member of the Southampton Town Board of Ethics in Southampton, NY.

Qualifications to Serve: Dr. Zinberg’s extensive background in obstetrics and gynecology provides the Board with crucial insight into the practical application of our women’s healthcare products and the needs of medical practitioners. His experience as a leader of ACOG and continued involvement in the medical community provides perspective on current medical practices and procedures which aid the Board in evaluating new technologies, products and markets as our business continues to expand. Additionally, through his long term of service on our Board, Dr. Zinberg has gained a good working knowledge and understanding of our business and operations which provides efficiency and continuity. The Corporate Governance & Nominating Committee considers these factors important to their decision to recommend Dr. Zinberg for nomination for re-election.

The Board of Directors unanimously recommends that you vote FOR each of the nominees for director presented above.

Nominees for director will be elected by a majority of the votes cast in person or by proxy at the Annual Meeting. The number of votes cast FOR a nominee must exceed the number of votes cast AGAINST. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominee and therefore will not affect the outcome of the director elections.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending October 31, 2011. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects our independent auditor for the following fiscal year.

KPMG LLP has served as our independent registered public accounting firm since our incorporation in 1980, and one or more representatives of KPMG LLP will be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of KPMG LLP as our independent registered public accounting firm.

The proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

PROPOSAL 3 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 LONG-TERM INCENTIVE PLAN

General

The 2007 Long-Term Incentive Plan, or the 2007 Plan, was approved by our stockholders on March 18, 2009.

As adopted, the 2007 Plan provided for up to 3,700,000 shares to be granted as equity awards through December 31, 2017, subject to adjustment for future stock splits, stock dividends and similar events. Equity awards may be in the form of stock options, restricted stock, deferred stock and/or restricted stock units, stock purchase rights, long-term performance awards and stock appreciation rights. Approximately 275 individuals currently participate in the 2007 Plan.

As of December 31, 2010, 359,317 shares remain available for issuance under the 2007 Plan. There have been 3,330,997 shares issued under the 2007 Plan, and 2,621,813 shares are subject to outstanding awards, including 864,885 full value awards granted as restricted stock units (RSUs) and performance share awards. We currently have 5,333,718 stock options and 885,552 unvested full value awards outstanding under all of our current and expired plans, including the 2007 Plan. The outstanding options under the 2007 Plan and the other current and expired equity plans have an average exercise price of $44.65 and an average remaining term of 5 years.

As discussed in detail below, the Board believes that it is important to our profitability and stockholder value to be able to continue to offer equity incentives to our employees and to have flexibility in the types of awards available. Therefore it is necessary to increase the number of shares authorized under the 2007 Plan to ensure that our ability to make competitive equity award grants is not affected.

The Board recommends the approval of an amendment and restatement of the 2007 Plan to increase the number of shares available for grant by 1,530,000 to a total of 5,230,000 shares.

The full text of the 2007 Plan, as amended and restated, is attached as Exhibit A. The following general description of certain features of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan.

Purpose

Long-term incentive compensation, in the form of equity awards, is a key component of our compensation program for executives and employees. The grant of equity awards with time- and/or performance-based vesting criteria encourages the long-term retention of skilled executives and employees and aligns the interests of award recipients with our stockholders.

Compensation practices have trended towards the increased use of full-value awards such as RSUs and performance units, and we have followed this practice in order to continue to offer competitive awards with retention value for participants. Since adopting the 2007 Plan, we have adopted the use of RSUs for many of our employee participants and the Board has approved the use of performance units for awards to certain key executives. By providing a mix of these awards, we feel that we strengthen the usefulness of equity awards as a retention tool.

In order to continue to provide a balanced mix of compensation, with appropriate emphasis on long-term performance as a company and retention of key personnel, we feel it is necessary to maintain a sufficient pool of shares available under our long-term incentive plan. We are seeking to increase the available shares under the 2007 Plan in order to ensure our continued ability to provide competitive equity awards with the flexibility to design our award programs in keeping with reasonable compensation practices.

Summary of 2007 Long-Term Incentive Plan

Administration. The 2007 Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a non-employee director, as defined in Rule 16b-3 under the Exchange Act. As used in this proposal, the term “Committee” will refer to the above described committee or to the Board, as the case may be.

The Committee has full power to select, from among participants eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the 2007 Plan.

Eligibility. Participants eligible to receive awards under the 2007 Plan include the officers, consultants and other employees of the company, including our subsidiaries and affiliates, whom the Committee determines are responsible for or contributes to the management, growth and/or profitability of our business. Members of the Committee and any person who serves only as a director are not eligible to receive awards under the 2007 Plan.

Shares subject to the 2007 Plan. If approved, the amended and restated 2007 Plan would authorize the Committee to grant up to an additional 1,530,000 shares in the form of stock options, stock appreciation rights, deferred stock or restricted stock units, restricted stock awards, stock purchase rights, or long-term incentive awards to eligible participants through December 31, 2017 for a total of 5,230,000 shares of Common Stock, subject to adjustment for future stock splits, stock dividends and similar events. To date a total of 3,330,997 shares have already been issued under the Plan, of which 2,621,813 are subject to outstanding awards which have not yet vested or been exercised. The maximum number of shares a participant may be granted as equity awards under the 2007 Plan during any fiscal year is 250,000 shares, but there is no limit on the number of shares subject to full value awards. Shares subject to awards under the 2007 Plan which expire unexercised, are forfeited or are otherwise not paid out in stock, become available again for distribution in connection with future awards under the 2007 Plan.

Stock Options. The 2007 Plan permits the grant of stock options that either qualify as incentive stock options, or ISOs, under Section 422(b) of the Internal Revenue Code or that do not so qualify, or NQSOs. To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any participant, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

As amended, the 2007 Plan also permits the grant of stock options approved under the Revenue rules of the United Kingdom, and are subject to special terms and conditions. These options, called UK Approved Stock Options, qualify for special taxation rules in the United Kingdom.

The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the Fair Market Value of a share of Common Stock as of the date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

The option exercise price of options granted under the 2007 Plan must be paid in full by cash, check, wire transfer or other immediately payable instrument acceptable to the Committee or, if the

Committee so determines, by delivery of Common Stock, valued at Fair Market Value on the exercise date, or through a broker-assisted cashless exercise, provided that payment is made prior to the delivery of any stock by the company.

As used herein, the term “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Common Stock on the NYSE as reported on http://finance.yahoo.com or, if no such sale of Common Stock occurs on the NYSE on that date, the Fair Market Value of the Common Stock as determined by the Committee in good faith.

Under the 2007 Plan, in the event of termination of a participant’s employment or consultancy by reason of normal retirement at or after age 65, approved early retirement, long-term disability or death, an option may thereafter be exercised, to the extent it was then exercisable, for a period of three years, or such shorter period as the Committee shall determine at grant, subject to the stated term of the option. If a participant’s employment or consultancy is terminated for one of these reasons and the participant thereafter dies while the option is still exercisable, the option will, in general, be exercisable for twelve months, or such shorter period as the Committee shall determine at grant, following death, subject to the stated term of the option. The Committee may, at or after the grant date, provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of normal retirement, approved early retirement, disability or death.

If a participant’s employment or consultancy terminates for any reason other than normal retirement at or after age 65, approved early retirement, disability or death, his options will terminate, except that if a participant’s employment is involuntarily terminated without Cause as defined in the 2007 Plan, his options may be exercised, to the extent then exercisable, for three months, unless otherwise determined by the Committee, following termination, subject to the stated term of the option.

The 2007 Plan also permits the Committee at any time to offer to buy out for a payment in cash any option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made; provided, that the Committee shall not offer to buy out an option with an exercise price that is greater than the Fair Market Value at the time of the offer, without first obtaining stockholder approval. In addition, if permitted by the award agreement, the Committee may require that any shares issued with respect to the exercise of an option take the form of restricted stock, valued on the date of exercise without taking into account the forfeiture restrictions.

Except as may be determined by the Committee or set forth in the applicable grant agreement, stock options are transferable only by will or by the laws of descent or distribution, and all options are exercisable, during the participant’s lifetime, only by the participant or his guardian or legal representative. However, a Non-Qualified Stock Option may be transferred to, exercised by, and paid to certain trusts or foundations under the control of the participant for estate or tax planning purposes.

Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights, or SARs, which entitle the holder, upon exercise, to receive an amount in cash and/or shares equal in value to the excess, if any, of the Fair Market Value of a number of shares specified in the award at the date of exercise of the SARs over the Fair Market Value of such number of shares at the date of grant of the SARs.

Restricted Stock. The Committee may award shares of restricted common stock, or restricted stock, subject to certain conditions set forth in the 2007 Plan and such other conditions and restrictions as the Committee may determine, including the attainment of performance goals and the payment of a purchase price equal to or greater than par value. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant’s restricted stock award agreement. The Committee may, in its discretion, permit or require the payment of any cash dividends to be deferred and, in its discretion, to be reinvested in additional shares of restricted stock or otherwise. Stock dividends, if any, will be treated as additional shares of restricted stock. A recipient of restricted stock must enter into a restricted stock award agreement with us, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time. The Plan provides that restricted stock, as well as other full value awards such as restricted deferred stock and long-term performance awards will vest over a period of not less than three years, except in the event of death, disability or change in control.

Shares of restricted stock are non-transferable, and if a participant who holds restricted stock terminates employment or his consultancy for any reason, including death, prior to the lapse or waiver of the restrictions, we, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the shares of restricted stock in exchange for any amount that the participant paid for them.

Deferred Stock. The Committee may make deferred stock awards under the 2007 Plan. These are non-transferable awards entitling the recipient to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or providing future consulting services or attainment of performance goals. The Plan provides that deferred stock will vest over a period of not less than three years, except in the event of death, disability or change in control.

A recipient of a deferred stock award must enter into an agreement setting forth the applicable provisions for deferral of the shares of Common Stock covered by such award, as determined by the Committee. If a recipient of a deferred stock award terminates employment or his consultancy for any reason, including death, during the deferral period, we, subject to the terms of the deferred stock award agreement, will have the right to require the forfeiture of the shares of deferred stock in exchange for any amount that the participant paid for them.

Any deferral restrictions under a deferred stock award may be accelerated or waived by the Committee at any time prior to termination of employment or consultancy. The Committee may permit participants to further defer receipt of a deferred stock award or an installment of an award, if certain election requirements are met, for a specified period or until a specified event. Recipients of deferred stock awards may be entitled to receive dividend equivalents, subject to the terms of the award agreement. The Committee may, in its discretion, permit or require the payment of dividends to be deferred and reinvested in additional shares of deferred stock or otherwise. A recipient of a deferred stock award has no rights as a stockholder with respect to any shares covered by his deferred stock award until the issuance of stock certificates for such shares.

Stock Purchase Rights. The Committee may grant participants stock purchase rights to purchase stock, including restricted or deferred Common Stock, at a price equal to 50% or 100% of its Fair Market Value, 100% of its book value or 100% of its par value for limited periods of up to 90 days. The Committee may impose deferral, forfeiture, or other terms and conditions upon stock purchase rights.

In connection with stock purchase rights granted under the 2007 Plan, the Committee may, if not prohibited by law, authorize loans from us to the participant for up to 90% of the purchase price.

Loans, including extensions, may be for up to ten years and may be with or without recourse against the participant in the event of default. The Committee may require the participant to pledge the purchased stock or other property as security for the loan. Each loan shall be subject to such terms and conditions and shall bear such rate of interest as the Committee shall determine. Loans may be made at any time, subject to such limitations as the Committee shall prescribe.

Long-Term Performance Awards. The Committee may also grant long-term performance awards under the 2007 Plan. Such awards shall be based on corporate, business unit and/or individual performance over designated periods, called Performance Periods. Performance objectives may vary from participant to participant, group to group, and period to period, and Performance Periods may overlap. At the beginning of the Performance Period, the Committee will determine the number of shares of Common Stock, including deferred or restricted Common Stock, subject to the long-term performance award. During the Performance Period, the Committee may adjust the performance goals and measurements to take into account accounting and tax rules, and to makes changes that the Committee deems necessary or appropriate to reflect the inclusion or exclusion of unusual items, events or circumstances in order to avoid windfalls or hardships. The Plan provides that long-term performance awards will vest over a period of not less than three years, unless the long-term performance award is intended to qualify as performance based compensation under Section 162(m) of the Code, as discussed below, in which case the performance period over which the award vests may not be less than one year. However, long-term performance awards may vest upon death, disability or change in control.

Unless otherwise determined by the Committee, long-term performance awards will generally be paid out on a prorated basis in the event of termination due to retirement at or after age 65 or approved early retirement, death or disability and will be forfeited in the event of other types of termination. Long-term performance awards may be paid early, currently or on a deferred basis with interest or earnings equivalents, as determined by the Committee, and will be payable in cash or stock, including restricted or deferred Common Stock, either in a lump sum or in annual installments, as determined by the Committee.

Performance Based Compensation. If the Committee determines that any of the awards of restricted stock, deferred stock or long-term performance awards should qualify as performance based compensation under Section 162(m) of the Code, then the criteria upon which such awards will become payable will relate to one or more of the following: net earnings either before or after interest, taxes, depreciation and amortization, economic value-added, sales or revenue, net income either before or after taxes, operating earnings, cash flow including, but not limited to, operating cash flow and free cash flow, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of our common stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Adjustment for Stock Dividends, Mergers, etc. The Committee is required to make appropriate substitution or equitable adjustments in connection with outstanding awards under the 2007 Plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Common Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any outstanding award under the 2007 Plan shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such award, including any such award which under the terms of such merger or other corporate transaction or event, would have no cash value, shall be cancelled.

Amendment and Termination. The Board may amend, alter or discontinue the 2007 Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board may not, without the prior approval of the stockholders, make any amendment which would: (a) increase the number of shares reserved for grants under the 2007 Plan, (b) change the class of employees eligible to receive awards, (c) extend the maximum term for awards, or (d) otherwise materially alter the terms of the 2007 Plan. The Committee may amend the terms of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of the holder of any award without the holder’s consent. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time. However, the Committee is specifically prohibited from repricing options and stock appreciation rights.

FEDERAL INCOME TAX ASPECTS OF 2007 LONG-TERM INCENTIVE PLAN

THE TAX CONSEQUENCES OF THE 2007 PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE 2007 PLAN AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Non-Qualified Stock Options. For Federal income tax purposes, NQSOs will not be taxable upon grant, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the participant will recognize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. Basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date of exercise. Any subsequent gain or loss will be generally taxable as capital gain or loss.

Incentive Stock Options. An incentive stock option is not taxable upon grant or upon exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the participant for purposes of the alternative minimum tax. Gain realized on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless the participant disposes of the shares within (1) two years after the date of grant of the option, or (2) within one year of the date the shares were acquired upon exercise of the option. If the shares of Common Stock are sold or otherwise disposed of before the end of the one- and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the participant must recognize ordinary income. If such a sale or disposition takes place in the year of exercise, the income the participant recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the participant sells or otherwise disposes of the shares before the end of the one- and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, recognized on the disposition of the shares.

An incentive stock option exercised more than three months after termination of employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, or SAR; but upon exercise of the SAR, the fair market value of the shares received, as determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income in the year of exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock. For Federal income tax purposes, the recipient generally will not have taxable income on the grant of the restricted stock, nor will we then be entitled to any deduction, unless the recipient makes a valid election under Section 83(b) of the Internal Revenue Code with company consent. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture or are freely transferable, the recipient generally will recognize ordinary income and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over any purchase price for the restricted stock.

Deferred Stock. The recipient generally will not have taxable income upon the grant of deferred stock and we will not then be entitled to a deduction. However, when deferred stock vests and is distributed, the recipient will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as NQSOs.

Long-Term Performance Awards. Long-term performance awards once vested will, in most instances, be taxed as ordinary income, unless distributions are in the form of shares of Common Stock subject to restrictions or deferral limitations, in which case rules similar to those applicable to restricted and deferred stock will apply.

Stock Payment. If payment of an award is made in stock in lieu of a cash payment that would otherwise have been made, the recipient generally will be taxed as if the cash payment has been received, and we will have a deduction in the same amount. Subsequent appreciation or depreciation of the stock will be generally be taxable as capital gain or loss.

Section 162(m) of the Code. In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation, including base salary, annual bonus, stock option exercises and non-qualified benefits, for certain executive officers exceeds $1 million, less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation.”

Awards will satisfy the “qualified performance-based compensation” exception if: (1) the awards are made by a qualifying compensation committee, (2) the Plan sets the maximum number of shares that can be granted to any person within a specified period, and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit the Compensation Committee to grant awards which will qualify as “qualified performance-based compensation.”

Other Tax Consequences. We recommend that any recipient of an award consult with a personal tax advisor with respect to the applicable Federal, foreign, state and/or local tax aspects of award grants, exercises and any subsequent dispositions of Common Stock acquired under the 2007 Plan.

Other Information. The closing price of a share of our common stock on the Record Date was $56.93.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of the 2007 Long-Term Incentive Plan.

Under New York Stock Exchange (“NYSE”) rules, the approval of the amendment and restatement of the 2007 Plan requires the affirmative vote of the majority of the votes cast on the proposal in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of outstanding shares entitled to vote on the proposal. Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the outstanding shares.

PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2006 DIRECTORS’ PLAN

General

The 2006 Director Plan was approved by stockholders on March 18, 2009, and was subsequently amended on October 30, 2009 and October 28, 2010. As adopted and amended, the 2006 Directors’ Plan allows for up to 650,000 shares to be issued as stock options or restricted stock, or in the form of restricted stock units if elected by the director. All Non-Employee Directors of the company, currently seven directors, are eligible to participate in the 2006 Directors’ Plan.

As of December 31, 2010, 55,566 shares are available for issuance under the 2006 Directors’ Plan. There have been 594,434 shares issued under the 2006 Directors’ Plan and 439,817 shares remain subject to outstanding options.

The Board believes that it is important to our retention of experienced directors to be able to continue to offer these incentives and to have flexibility in the types of awards available. Therefore it is necessary to increase the number of shares authorized for full value awards under the 2006 Directors’ Plan to ensure that our ability to make competitive equity award grants is not affected.

The Board recommends the approval of an amendment and restatement of the 2006 Directors’ Plan to increase the number of shares available under the plan by 300,000 to a total of 950,000 shares.

The full text of the 2006 Directors’ Plan, as amended and restated, is attached as Exhibit B. The following general description of certain features of the 2006 Directors’ Plan is qualified in its entirety by reference to the plan document.

Purpose

The 2006 Directors’ Plan is designed to encourage and enable our Non-Employee Directors to acquire a personal proprietary interest in the company. The 2006 Directors’ Plan provides the Non-Employee Directors with incentives to put forth maximum efforts for the long-term success of our business by making a significant portion of the value of their compensation dependent on increases in the price of our stock.

The Board believes that the proposed amendment and restatement of the 2006 Directors’ Plan is appropriate and necessary to further the purpose of the 2006 Directors’ Plan by assuring continued flexibility to adjust equity award levels for directors and ensure appropriate and competitive compensation levels for the Board.

Summary of Terms

Administration. The 2006 Directors’ Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a non-employee director, as defined in Rule 16b-3 under the Exchange Act. As used in this proposal, the term “the Committee” will refer to the above described committee or to the Board, as the case may be.

Eligibility. Only our Non-Employee Directors are eligible to participate in the 2006 Directors’ Plan.

Grants. As amended and restated, the 2006 Directors’ Plan provides for an automatic, annual grant to each Non-Employee Director:

a.	on November 1, or if November 1 is a weekend or holiday on the first day thereafter on which our stock is publicly traded, options to purchase 6,500 shares of common stock at an exercise price equal to the fair market value of our shares on such date. The Lead Director and/or any non-executive Chairman of the Board will receive options to purchase 7,150 shares; and

b.	on November 15, or if November 15 is a weekend or holiday on the first day thereafter on which our stock is publicly traded, 2,000 shares of restricted stock. The Non-Employee Directors are required to pay $.10 per share for shares of restricted stock and payment is due by January 15. If a director does not timely pay for the shares, then the shares are forfeited.

The Board may, in its sole discretion, also grant additional options or restricted stock to Non-Employee Directors as it may determine. However, any such grants will be on the same terms and conditions as the automatic option and restricted stock grants.

The fair market value of our stock is defined as the closing price of our shares on the NYSE.

If a Non-Employee Director is appointed or elected after November 1, then they will receive a grant that is proportionally adjusted to reflect the number of months of actual service on the board during the first fiscal year of their election or appointment.

Shares subject to the 2006 Directors’ Plan. If approved, the amended and restated 2006 Directors’ Plan would authorize the Committee to grant to our Non-Employee Directors stock options and restricted stock awards, which may also be paid in the form of RSUs, for up to 950,000 shares of Common Stock through December 31, 2016, subject to adjustment for future stock splits, stock dividends and similar events, all of which may be issued as full value awards. As of December 31, 2010, 594,434 shares have already been issued under the 2006 Directors’ Plan and 439,817 shares remain subject to outstanding options.

Options. The stock options will each have a ten year term and will become exercisable on the earlier to occur of (i) the first anniversary of the date of grant or (ii) termination of the Non-Employee Director from the Board for any reason whether voluntary or involuntary, other than for cause. However, if a Non-Employee Director’s service is terminated or he fails to be reelected for reasons of cause, then he shall forfeit all unexercised options. The options will remain exercisable following termination as a Non-Employee Director, other than for cause, for the shorter of three years or the normal expiration of their term. The options are not transferable, other than for estate or tax planning purposes to trusts in which the Non-Employee Director has at least a 50% interest or foundations in which the Non-Employee Director controls the management of the assets, so long as such transfer is without consideration and the trust takes the option subject to the same restrictions as the Non-Employee Director. The option exercise price must be paid in full by cash, check, money order, wire transfer or other immediately payable instrument acceptable to the Committee or, if the Committee so determines, by delivery of shares of our common stock which the Non-Employee Director has held for at least six months. If shares are delivered in payment of the option exercise price such shares will be valued at fair market value on the exercise date. We do not permit loans to Non-Employee Directors to fund exercise of stock options.

Restricted Stock. Restricted stock granted under the 2006 Directors’ Plan is subject to forfeiture in the event the Non-Employee Director is removed or not recommended for reelection for reasons of cause. In addition, the restricted stock may not be sold or otherwise transferred until all restrictions thereon are removed or expire, but in no event sooner than six months after the grant. Restricted stock may be transferred for estate or tax planning purposes to trusts in which the Non-Employee Director has at least a 50% interest or a foundation in which the Non-Employee Director controls the management of the assets, so long as such transfer is without consideration and the trust or foundation takes the restricted stock subject to the same restrictions as the Non-Employee Director. All, the restrictions on the restricted stock will lapse, and the Non-Employee Director will be able to sell the shares on the first anniversary of the date of grant or, if earlier, the termination of the Non-Employee Director from the Board for any reason whether voluntary or involuntary, other than for cause.

Restricted Stock Units. A Non-Employee Director may elect, pursuant to the terms of the 2006 Director’s Plan as amended, to receive his or her restricted stock grant in the form of restricted stock units. Restricted stock units are the right to receive shares of our common stock after the completion of certain vesting criteria. Under the 2006 Directors’ Plan, restricted stock units may have dividend equivalent rights.

Adjustment for Stock Dividends, Mergers, etc. The Committee is authorized to make appropriate substitution or adjustments in connection with outstanding awards under 2006 Directors’ Plan and the number of shares reserved for issuance under the plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or change in corporate structure affecting our common stock; provided, that the shares subject to any grant shall always be a whole number.

Amendment and Termination. The Board may amend the 2006 Directors’ Plan at any time with respect to equity awards not yet granted. The Board may amend the provisions of any equity award previously granted only with the holder’s consent. Any amendment which would (a) increase the number of shares reserved for grants under the 2006 Directors’ Plan, (b) change the class of directors eligible to receive grants or (c) change any material terms of the Plan requires the approval of stockholders. The 2006 Directors’ Plan will terminate automatically on the tenth anniversary of its approval by stockholders unless terminated sooner by the Board.

FEDERAL INCOME TAX CONSEQUENCES

THE TAX CONSEQUENCES OF THE 2006 DIRECTORS’ PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL APPLICABLE TAX PRINCIPLES, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Stock Options. Options granted to the Non-Employee Directors will not qualify under the Internal Revenue Code as incentive stock options by their terms. No income is realized by the Non-Employee Director at the time the option is granted. Generally, at exercise, ordinary income is realized by the Non-Employee Director in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we will be entitled to a tax deduction in the same amount. Upon disposition of the stock acquired upon the exercise of the option, any appreciation or depreciation is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

Restricted Stock. On the date of grant, the Non-Employee Director will have taxable ordinary income equal to the difference between the fair market value of the restricted stock on the date of grant and the $.10 per share purchase price paid for such shares and we will be entitled to a deduction for the amount of ordinary income such Non-Employee Director realizes. Any gain or loss after such date will be eligible for short-term or long-term capital gain or loss depending on how long the shares have been held. If the Non-Employee Director forfeits the restricted stock due to termination as a director or failure to be re-nominated as a director for Cause, the Non-Employee Director will be entitled to a capital loss.

Restricted Stock Units. On the date the shares are delivered, the Non-Employee Director will have taxable ordinary income equal to the fair market value of the stock on such date and we will be entitled to a deduction for the amount of ordinary income such Non-Employee Director realizes. Any gain or loss after such date will be eligible for short-term or long-term capital gain or loss depending on how long the shares have been held.

The Board of Directors unanimously recommends that you vote FOR the approval of the amendment and restatement of the 2006 Long-Term Incentive Plan for Non-Employee Directors.

Under New York Stock Exchange (“NYSE”) rules, the approval of the amendment and restatement of the 2006 Directors’ Plan requires the affirmative vote of the majority of the votes cast on the proposal in person or by proxy, provided that the total votes cast on the proposal represent more than 50% of outstanding shares entitled to vote on the proposal. Votes “For” and “Against” and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as outstanding shares. Thus, the total sum of votes “For,” plus votes “Against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares. Further, the number of votes “For” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, abstentions have the same effect as a vote against the proposal. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Thus, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent over 50% of the outstanding shares.

Other Information. The closing price of a share of our common stock on the Record Date was $56.93.

New Plan Benefits Table

Grants made under the 2007 Plan are at the discretion of the Committee and grants under the 2006 Directors’ Plan may also be discretionary as well as formulaic. Therefore, the exact amount of grants that may be made cannot be determined at this time. Accordingly, the following table provides information about grants made in the last fiscal year under the 2007 Plan and the 2006 Directors’ Plan.

Name and Position (1)	Number of Options	Number of Restricted Shares
Robert S. Weiss (2)	-0-	-0-
President & Chief Executive Officer

Eugene J. Midlock (2)	-0-	-0-
Senior Vice President & Chief Financial Officer

John A. Weber (2)	-0-	-0-
President of CooperVision, Inc.

Carol R. Kaufman (2)	-0-	-0-
Sr. Vice President of Legal Affairs, Secretary, & Chief Administrative Officer

Rodney E. Folden	10,000	3,000
Vice President & Corporate Controller

Gregory W. Matz	45,000	-0-
Vice President & Chief Financial Officer of CooperVision, Inc.

Robert D. Auerbach, M.D.	15,000	5,000
Senior Vice President & Chief Medical Officer of CooperSurgical, Inc.

All current executive officers	10,000	3,000

All current non-employee directors	54,000	21,000

All other employees including current non-executive officers	249,300	140,107

(1)	All grants to employees are pursuant to the 2007 Plan. All grants to Non-Employee Directors are pursuant to the 2006 Directors’ Plan.

(2)	As discussed in more detail in the Compensation Discussion & Analysis, certain of our executive officers did not receive stock option or RSU awards during the 2010 fiscal year due to a supplemental grant of stock options made in fiscal 2009, which was in lieu of further equity compensation during the 2010 fiscal year.

Equity Plan Compensation Table

Plan category	No. of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans approved by stockholders (2)	5,843,436	$44.27	1,405,560
Equity compensation plans not approved by stockholders	-0-	$-0-	-0-
Total	5,843,436	$44.27	1,405,560

(1)	The amount of total securities to be issued under Company equity plans shown in Column A includes 329,258 Restricted Stock Units granted pursuant to the Company’s equity plans. These awards allow for the distribution of shares to the grant recipient upon the completion of time-based holding periods and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price disclosed in Column B. Amounts in Column A do not reflect performance share awards without a final payout.

(2)	Includes information with respect to the 2007 Long-Term Incentive Plan for Employees of The Cooper Companies, Inc. (“2007 Plan”), which was approved by stockholders on March 18, 2009, and provides for the issuance of up to 3,700,000 shares of Common Stock, and the Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc. (the “Directors’ Plan”), which was approved by stockholders on March 18, 2009 and provides for the issuance of up to 650,000 shares of Common Stock.

As of October 31, 2010, up to 1,289,194 shares of Common Stock may be issued pursuant to the 2007 Plan and 116,366 shares of Common Stock may be issued pursuant to the 2006 Directors’ Plan. Also includes information with respect to the 1998 Long-Term Incentive Plan (“1998 Plan”), the 1996 Long Term Incentive Plan for Non-Employee Directors and the Second Amended and Restated 2001 Long Term Incentive Plan (“2001 Plan”) of The Cooper Companies, Inc., which were originally approved by stockholders on March 21, 1996 and March 28, 2001. The 1998 Plan, 1996 Director Plan and 2001 Plan have all expired by their terms, but up to 3,196,058 shares of Common Stock may be issued pursuant to awards that remain outstanding under these plans.

PROPOSAL 5 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in the Compensation Discussion & Analysis beginning at page 19 and the compensation tables included in the discussion of Executive Compensation beginning on page 32, including the narrative disclosure thereto.

Our executive compensation program has been designed to retain and encourage a talented, motivated and focused executive team by providing competitive compensation within our market. We believe that our executive compensation program provides an appropriate balance between salary and “at-risk” forms of incentive compensation, as well as a mix of incentives that encourage executive focus on both short- and long-term goals as a company without encouraging inappropriate risks to achieve performance. Currently approximately 50-85% of executive compensation is based on “at-risk” components.

Highlights of our program include:

•	A mixture of salary and incentive compensation that provides for a significant portion of executive compensation to be “at-risk” and dependent on our performance as a company;

•

Checks and balances within our compensation packages to balance focus on both short- and long-term goals, encouraging executives to focus on the health of the company both during the immediate fiscal year and for the future;

•	Compensation on termination of employment, other than for a change in control, limited for most executives to the standard severance policies used for all employees; and

•	Clawback provisions in our short-term incentive compensation programs.

As an advisory vote, this proposal is not binding upon us as a company. However, our Compensation Committee, which is responsible for the design and administration of our executive compensation practices, values the opinions of our stockholders expressed through your vote on this proposal. The Compensation Committee will consider the outcome of this vote in making future compensation decisions for our Named Executive Officers.

Accordingly, we will present the following resolution for vote at the 2011 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of The Cooper Companies, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the 2010 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this 2011 Proxy Statement.”

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of our executive compensation program as presented in this Proxy Statement.

The proposal to approve our executive compensation program, on an advisory basis, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

PROPOSAL 6 — ADVISORY VOTE ON THE FREQUENCY OF PRESENTATION OF EXECUTIVE COMPENSATION PROGRAM FOR AN ADVISORY VOTE OF STOCKHOLDERS

We are requesting stockholders vote, on an advisory basis, on whether we present a request for an advisory vote on our executive compensation practices in our proxy materials every year, every two years or every three years. Our stockholders will be requested to provide an advisory vote on this topic at least every six years.

We recognize that there are advantages and disadvantages to each of the presented options for the frequency of an advisory vote on executive compensation, and we are recommending that our stockholders select an ANNUAL advisory vote on our executive compensation program. Although our executive compensation practices change very little from year to year, we feel it is valuable for our stockholders to have an opportunity to express their opinion on our practices on a regular basis and for us to receive feedback on our programs.

Although the Board of Directors recommends a vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or to abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, we value the opinions of our stockholders and we will consider the outcome of the vote in making determinations regarding the presentation of vote proposals in future proxy statements.

The Board of Directors unanimously recommends that you vote for an ANNUAL frequency for the presentation of an advisory vote on our executive compensation programs.

The frequency of presentation of an advisory vote on our executive compensation program will be selected by the affirmative vote of the plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. The option of annual, biennial or triennial that receives the highest number of advisory votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders.

OTHER MATTERS

The Board knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board unanimously recommends that the stockholders vote:

•	FOR the election of each of the nominees for director named in this Proxy Statement;

•	FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending October 31, 2011;

•	FOR the amendment and restatement of the 2007 Long-Term Incentive Plan;

•	FOR the amendment and restatement of the 2006 Directors’ Plan;

•	FOR the approval of compensation of our named executive officers as presented in this Proxy Statement; and

•	For the approval of ANNUAL advisory votes on executive compensation.

When a properly executed proxy in the form enclosed with this Proxy Statement is returned, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board.

By Order of the Board of Directors

A. Thomas Bender
Chairman of the Board of Directors

EXHIBIT A: AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN

Section 1. Purpose; Definitions.

The purpose of The Cooper Companies, Inc. 2007 Long-Term Incentive Plan (the ‘Plan’) is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as an entity for which the Company has a legitimate business interest in allowing such entity to be a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Book Value” means, as of any given date, on a per share basis (i) the Stockholders’ Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(f) “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(g) “Deferred Stock” or “Deferred Stock Award” means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Early Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate after satisfying the requirements for early retirement under the provisions of the applicable pension plan of such entity, and receiving the consent of the Company prior to such retirement under the terms of this Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(l) “Full Value Award” means any Grant other than an Option or other Grant for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

(m) “Grant” means an instrument or agreement evidencing an option, SAR, etc granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(n) “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an ‘Incentive Stock Option’ within the meaning of Section 422 of the Code.

(o) “Long-term Performance Award” means an award under Section 10 below that is valued in whole or in part based on the achievement of Company, Subsidiary, Affiliate, or individual performance factors or criteria as the Committee may deem appropriate.

(p) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Commission.

(q) “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(r) “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(s) “Performance Criteria” means any one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

(t) “Plan” means this 2007 Long-Term Incentive Plan, as hereinafter amended from time to time.

(u) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(v) “Retirement” means Normal or Early Retirement.

(w) “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(x) “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to receive from the Company an amount of cash or shares of Stock with a Fair Market Value equal to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

(y) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(z) “Stock Purchase Right” means the right to purchase Stock pursuant to Section 9.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

Section 2. Administration.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company as defined in Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights, and/or (vi) Long-term Performance Awards.

In particular, the Committee shall have the authority:

(i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights, and/or Long-term Performance Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under Section 5(k) or (1), as applicable, instead of Stock;

(vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis à vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights.

(ix) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Stock Subject To Plan.

The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 5,230,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any fiscal year is 250,000.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an equitable and appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option or base price of shares subject to outstanding Options and SARs granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan, provided that the number of shares subject to any Grant shall always be a whole number. The right to have such substitutions and adjustments made is nondiscretionary, but how such substitutions and adjustments are made shall be determined in the discretion of the Committee. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award (including any such Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Section 4. Eligibility.

Officers, consultants and such employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) whom the Committee determines is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

Section 5. Stock Options.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. No Incentive Stock Option shall be granted more than ten years after the date this Plan is approved by the stockholders of the Company under Section 14.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in its sole discretion at or after grant.

(d) Method of Exercise. Subject to whatever exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted; or (ii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

(e) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred to, exercised by and paid to a trust in which the optionee has a fifty percent or more interest or a foundation which the optionee controls the management of the assets, provided that (i) the optionee receives no consideration for such transfer, and (ii) the transferee receives the Non-Qualified Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the optionee and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or

Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for ‘incentive stock option’ status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

(k) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made; provided, however, that unless stockholder approval is obtained, the Committee shall not offer to buy out any Option having a per share exercise price greater than the per share Fair Market Value of a share of Stock at the time of such offer. In no event may the Company buyout any Stock Option with the grant of another Stock Option, without shareholder approval.

(l) Settlement Provisions. If the option agreement so provides at grant, or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

Section 6. Stock Appreciation Rights.

(a) Exercise. A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b).

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Upon the exercise of a Stock Appreciation Right, a recipient shall be entitled to receive an amount in cash and/or shares of Stock with a Fair Market Value, as the Committee in its sole discretion shall determine, equal to the excess of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise.

(ii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient.

Section 7. Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i) Unless the Committee determines that no purchase price is required by law, then the purchase price for shares of Restricted Stock shall be equal to or greater than their par value.

(ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i).

(iii) Each participant receiving a Restricted Stock Award shall be issued shares of Stock, either in book form or electronically, evidencing the grant of the Restricted Stock, registered in the name of such participant, noting the terms, conditions and restrictions applicable to such award. The Committee in its sole discretion may issue stock certificates to evidence the Restricted Stock Award. If a stock certificate is issued, it shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv) The Committee shall require that any stock certificates evidencing such shares issued be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the ‘Restriction Period’), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, that the participant paid with respect to such Restricted Stock.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, an appropriate number of unrestricted shares shall be delivered to the participant promptly in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

Section 8. Deferred Stock.

(a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the ‘Deferral Period’) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock Awards need not be the same with respect to each recipient.

(b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), the Company shall deliver to the recipient shares of Stock equal to the shares covered by the Deferred Stock Award. Such shares may be delivered in book, electronic or other form, or by issuance of share certificates as determined in the sole discretion of the Committee.

(ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

(iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Deferred Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price, if any, the participant paid with respect to such Deferred Stock.

(iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such award.

(v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the ‘Elective Deferral Period’), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made 12 months prior to completion of the Deferral Period for such Deferred Stock Award (or such installment) and shall not take effect for at least 12 months. The Elective Deferral Period must be at least five years or, if elected by the participant, until termination of employment or a change in control of the Company (as determined under Section 409A of the Code) if earlier. Any such election shall comply with the requirements of Section 409A of the Code.

(vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(vii) A recipient of a Deferred Stock Award shall have no rights as a stockholder with respect to any shares covered by his Deferred Stock Award until the issuance of a stock certificate for such shares.

Section 9. Stock Purchase Rights.

(a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

(i) at its Fair Market Value on the date of grant;

(ii) at 50% of such Fair Market Value on such date;

(iii) at an amount equal to Book Value on such date; or

(iv) at an amount equal to the par value of such Stock on such date.

However, no share of Stock shall be sold at less than its par value. The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

The terms of Stock Purchase Rights Awards need not be the same with respect to each participant. Each Stock Purchase Right Award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights agreement.

(b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee, but not to exceed 90 days.

(c) Loans. Unless otherwise prohibited by law, if the Committee so determines, the Company shall make or arrange for a loan to a participant with respect to the exercise of Stock Purchase Rights. The Committee shall have full authority to decide whether such a loan should be made and to determine the amount, term and other provisions of any such loan, including the interest rate to be charged, whether the loan is to be with or without recourse against the borrower, the security, if any, therefor, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding 90% of the total purchase price paid by the borrower.

Section 10. Long-Term Performance Awards.

(a) Administration. Long-term Performance Awards may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length and starting date of the performance period (the ‘Performance Period’) for each Long-term Performance Award and shall determine the performance objectives to be used in the valuation of Long-term Performance Awards and determining the extent to which such Long-term Performance Awards have been earned. Performance objectives may vary, from participant to participant and between groups of participants and shall be based upon such Company, Subsidiary, Affiliate or individual performance factors or criteria as the Committee may deem appropriate, including, but not limited to the Performance Criteria. Performance Periods may overlap and participants may participate simultaneously with respect to Long-term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-term Performance Awards shall be confirmed by, and be subject to the terms of, a Long-term Performance Award agreement. The terms of such awards need not be the same with respect to each participant.

At the beginning of each Performance Period, the Committee shall determine for each Long-term Performance Award subject to such Performance Period, the number of shares of Stock (including Deferred or Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-term Performance Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

(b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to the Long-term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

(c) Termination. Unless otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period because of death, Disability or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long-term Performance Award at the end of the applicable Performance Period:

(i) based, to the extent relevant under the terms of the award, upon the participant’s performance for the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

(ii) prorated for the portion of the Performance Period during which the Participant was employed by the Company, a subsidiary or affiliate,

all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

Except as otherwise provided in the applicable Long-term Performance Award agreement, if a participant terminates employment or his consultancy during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long-term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine.

(d) Form of Payment. The earned portion of a Long-term Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee. Payment shall be made in the form of whole shares of Stock, including Restricted Stock or Deferred Stock, as the Committee shall determine. To the extent a Long-term Performance Award is payable in Stock and the full amount therefor is not paid in Stock, then the shares of Stock representing the portion of the value of the Long-term Performance Award not paid in Stock shall again become available for award under the Plan.

Section 11. Amendments And Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock Award, Stock Purchase Right, or Long-term Performance Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) change the employees or class of employees eligible to participate in the Plan;

(c) extend the maximum option period under Section 5(b) of the Plan; or

(d) otherwise materially alter the terms of the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. Notwithstanding any provision in this Plan to the contrary, no Stock Option or Stock Appreciation Right may be amended to reduce the price per share of the shares subject to such Stock Option or the exercise price of such Stock Appreciation Right, as applicable, below the option price or exercise price as of the date the Stock Option or Stock Appreciation Right is granted. In addition, no Stock Option or Stock Appreciation Right may be granted in exchange for or in connection with the cancellation or surrender of a Stock Option, Stock Appreciation Right or other Grant if the new Stock Option, Stock Appreciation Right or other Grant has an option or exercise price (including no exercise price) which is less than the option or exercise price of the Stock Option or Stock Appreciation Right being exchanged, cancelled or surrendered.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 12. Unfunded Status Of Plan.

(a) Unfunded Plan. The Plan is intended to constitute an ‘unfunded’ plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the ‘unfunded’ status of the Plan.

(b) Section 409A. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and such agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date this Plan is effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Section 13. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

(f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(g) Notwithstanding any other provision of this Plan to the contrary, Full Value Awards shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Criteria or other performance-based objectives, over a period of not less than one year) following the date the Grant is made; provided, that the Committee may accelerate vesting of Full Value Awards in its discretion, only upon death, disability or a change in control of the Company.”

Section 14. Effective Date Of Plan.

The Plan shall be effective as of January 1, 2007; subject to the approval of the Plan by the holders of a majority of the shares of the Company’s Common Stock at the next annual stockholders’ meeting in 2007. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, Stock Appreciation Right or Stock Purchase Right may be exercised and no Restricted or Deferred Stock or Long-term Performance Award shall become vested until such approval.

Section 15. Term Of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock Award, Deferred Stock Award, Stock Purchase Right, Other Stock-Based Award, or Long-term Performance Award shall be granted pursuant to the Plan on or after December 31, 2017, but awards granted prior to such date may extend beyond that date.

Section 16. Certain Stock Options For United Kingdom Employees

Stock Options granted under Section 5 which are Non-Qualified Stock Options may be granted subject to the terms and conditions of Schedule A hereto. Such Non-Qualified Stock Options shall be subject to the terms and conditions of the Plan, including Section 5

SCHEDULE A

CONTAINING PROVISIONS FOR TAX APPROVED OPTIONS FOR UNITED KINGDOM EMPLOYEES

(Providing for the grant of Stock Options which it is intended shall satisfy the requirements of Her Majesty’s Revenue and Customs pursuant to Schedule 4 to the UK Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), such options to be referred to in this Schedule as “Approved Options”).

Approved Options may be granted pursuant to this Schedule A in accordance with such provisions as would be applicable if the provisions of the Cooper Companies, Inc. 2007 Long Term Incentive Plan (the “Plan”) relating to Stock Options were here set out in full (provided that Sections 6, 7, 8, 9 and 10 shall not apply to this Schedule A), subject to the following further modifications:

Section A1. Eligibility.

Approved Options may only be granted under this Schedule A to individuals who are employees of the Company and its subsidiaries (and for this purpose a subsidiary shall mean any company of which the Company has control as defined in section 840 of the UK Income and Corporation Taxes Act 1988 (“Control”)) and who are not ineligible to participate in accordance with the provisions of paragraph 9 of Schedule 4 to ITEPA and, if a director, is required to work in that capacity for the Company and/or any such subsidiary for at least 25 hours per week, excluding meal breaks. For the avoidance of doubt, no Approved Options shall be granted to a consultant and references to “consultant/consultancy” in the Plan shall have no relevance under this Schedule A.

Section A2. Stock Subject To The Plan.

(a) Approved Options granted under this Schedule A may only be made and may only be exercised in respect of Stock which satisfies the requirements of paragraphs 16-20 of Schedule 4 to ITEPA.

(b) Only in the event of any reorganization, consolidation, Stock split or other variation of the Company’s Stock, may an adjustment be made under Section 3 of the Plan to the amount of Stock which is the subject of Approved Options granted under this Schedule A and the option price payable in respect thereof and then only with the prior approval of HM Revenue and Customs.

Section A3. Stock Options.

(a) Approved Options may only be granted pursuant to this Schedule A at an option price which is not less than 100% of Fair Market Value as of the date of grant provided that if no sale of Stock occurs on the New York Stock Exchange on such date the option price shall not be less than the Fair Market Value of the Stock as determined in accordance with Part VIII of the UK Taxation of Chargeable Gains Act 1992 and agreed on or before that date for the purposes of this Schedule A with HM Revenue and Customs Shares and Assets Valuation.

(b) No Approved Options may be granted to an employee or director which will result in the aggregate option price for all the Stock comprised in outstanding Approved Options granted to him under this Schedule A together with the aggregate option price of all Stock comprised in outstanding options granted to him under any other stock option scheme established by the Company or any associated company (as defined in paragraph 35 of Schedule 4 to ITEPA) approved under Schedule 4 to ITEPA exceeding 30,000 UK pounds sterling (converting, for this purpose the option price into pounds sterling using the exchange rate applicable on the date of grant of such option) or such other amount as is for the time being specified as being the appropriate limit for the purposes of paragraph 6(1) of Schedule 4 to ITEPA. For the avoidance of doubt, the limit set out in Section 5(j) of the Plan applying to Incentive Stock Options shall not apply to Approved Options granted under this Schedule A.

(c) Section 5(c) shall be substituted as follows: “The Board may impose a schedule for vesting of the Stock comprised in the Approved Option and set out in the Option Agreement (the “Vesting Schedule”) containing only objective conditions on any Approved Option which they grant preventing its exercise except to the extent that the Vesting Schedule has been complied with. If, after the Board have imposed such a condition, events happen which cause them to consider that it is no longer appropriate, they may vary the Vesting Schedule provided always that any such amendment may only be one which the Board reasonably consider will result in a fairer measure of the performance of the job of the optionee, will ensure that this Plan operates more effectively in the achievement of its purpose of providing share benefits for employees who contribute to the prosperity of the Company and will be no more difficult to satisfy than would have been the case if there had been no such amendment.”

(d) In the third paragraph of Section 3, the words “but acting fairly and reasonably” shall be added after “in its sole discretion” and the words “may be exercised in full immediately before the consummation of the merger or other corporate transactions and if not so exercised shall be cancelled at the time of the consummation of the merger or other corporate transaction” shall be substituted for the words “shall be converted into the right to receive an amount of cash” to the end of the paragraph.

(e) Section 5(e) shall be substituted as follows: “No Approved Option shall be transferable other than to the personal representatives of an optionee. No Approved Option shall be assigned or used as a charge and any purported transfer, assignment or charge shall cause the Approved Option immediately to lapse”.

(f) In the event of the optionee’s death an Approved Option granted pursuant to this Schedule A must be exercised within twelve months of the optionee’s death whereupon, to the extent it has not been exercised, such Approved Option shall lapse.

(g) No Approved Option granted under this Schedule A may be exercised at any time if the holder of such option is precluded from participating under this Schedule A by paragraph 9 of Schedule 4 to ITEPA.

(h) The retirement age for the purposes of paragraph 35A of Schedule 4 to ITEPA is 55.

(i) Sections 5(j),(k), (l) and for the avoidance of doubt Section 5(m) of the Plan shall not apply to Approved Options granted under this Schedule A. For the avoidance of doubt, Approved Options granted under this Schedule A shall automatically be exercisable by virtue of being involuntary termination without cause when the optionee’s employment ceases by reason of redundancy within the meaning of the Employment Rights Act 1996.

(j) Within 30 days of the receipt of a written notice (in the form prescribed by the Company) duly signed by the optionee together with their option certificate and the full purchase price of the Stock being acquired pursuant to the exercise of their option the Company shall procure that the optionee acquires the Stock in respect of which the Approved Option has been validly exercised by (i) allotting Stock to the optionee; or (ii) procuring the transfer of Stock to the optionee and shall issue a definitive certificate or other evidence of title (whether paper or electronic) for the Stock acquired pursuant to the exercise of the option. Alternatively, the optionee may exercise his options pursuant to Section 5(d) of the Plan, although Section 5(d)(i) shall not apply to Approved Options, (and Section 5(d)(ii) shall only apply with the consent of the optionee).

(k) Stock issued pursuant to this Schedule A shall rank pari passu with the issued Stock and the Company shall at all times keep available sufficient Stock to satisfy the exercise of, to the full extent possible, all Approved Options granted pursuant to this Schedule A which have neither lapsed nor become fully exercisable.

(l) If an acquiring company:

(i) obtains Control of the Company as a result of making (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or (b) a general offer to acquire all the shares in the Company which are of the same class as the Stock which may be acquired by the exercise of the Approved Options granted under this Plan;

(ii) obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by a court under provisions closely comparable to section 425 of the UK Companies Act 1985; or

(iii) becomes bound or entitled to acquire shares in the Company under provisions closely comparable to Part 28 of the UK Companies Act 2006 any optionee may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to ITEPA), by prior agreement with the acquiring company and HM Revenue & Customs, release any Approved Option granted under this Plan which has not lapsed (the “Old Option”) in consideration of the grant to him of an option (the “New Option”) which (for the purposes of that paragraph) is equivalent to the Old Option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4 to ITEPA).

The New Option shall not be regarded for the purposes of Section A3(k) above as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:

(i) the New Option were an option granted under this Plan at the same time as the Old Option;

(ii) the expression the “Company” was defined as “the company whose shares may be acquired by the exercise of Options granted under this Plan”.

(m) Section 13(a) of the Plan shall not apply to Approved Options granted under this Schedule A other than to comply with US federal or state securities law. Section 13(d) only applies to the extent that the optionee has not already provided an amount of money to cover the tax payable.

(n) Section 13(d) of the Plan shall apply as if the references to United States taxation applied to UK taxation and National Insurance contributions, provided that the references to settling a liability in Stock shall only apply if the optionee has agreed to such method of deduction. This facility is restricted to Stock acquired by the exercise of options granted under this Schedule A.

(o) Participation in this Plan by an optionee is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment with any participating company and participation in this Plan shall in no respects whatever affect in any way an optionee’s pension rights or entitlement or terms or conditions of employment with any participating company. In particular (but without limiting the generality of the foregoing words) any optionee who leaves employment with any participating company shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or breach of contract by way of compensation for loss of office or otherwise howsoever.

(p) Any discretion exercisable under either the Plan or this Schedule A by the Company, any Subsidiary or Affiliate or any body thereof shall be applied fairly and reasonably.

Section A4. Amendments And Termination.

No amendments to this Schedule A (including any provision of the Plan which is incorporated within this Schedule A) pursuant to Section 11 which fall within the definition of a key feature within the meaning of paragraph 30(4) of Schedule 4 to ITEPA shall have effect until the approval of HM Revenue and Customs has been obtained in respect thereof. This Section A4 shall not however restrict the general power of the Board to amend the Plan where the amendment will not apply to this Schedule A.

No assurance or warranty is given by the Company that the tax favourable treatment of Approved Options will apply on exercise of the option or that any corporate restructuring or merger or other corporate activity will permit tax favourable treatment to apply.

EXHIBIT B: AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS

Section 1. Purpose.

The purpose of The 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. is to advance the interests of the Corporation by encouraging and enabling the acquisition of a personal proprietary interest in the Corporation by Non-Employee Directors of the Corporation upon whose judgment and interest the Corporation depends for the successful conduct of its operations, and by providing such Directors with incentives to put forth maximum efforts for the long term success of the Corporation’s business by making the removal of restrictions from the Stock acquired hereunder as well as the value of the Stock Options granted hereunder dependent on increases in the price of the Corporation’s Stock. It is anticipated that the opportunity to increase their equity interests in the Corporation will strengthen the desire of such Directors to remain on the Board of Directors and work on the Corporation’s behalf and will also enable the Corporation to attract and retain additional desirable Non-Employee Directors as required in the future.

Section 2. Definitions.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

(a) “Annual Restricted Stock Grant” shall mean the grants made to Non-Employee Directors each November 15, pursuant to Sections 5 and 6 hereof.

(b) “Average Closing Price” shall mean the average of the closing price of the Corporation’s Stock on the principal stock exchange or market on which the Stock is traded (composite quotations) on thirty consecutive trading days.

(c) “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation as constituted at any time.

(d) “Cause” shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty.

(e) “Committee” shall mean the Board or, if, the Board delegates its power and authority to administer this Plan to a committee of the Board described in Section 4, such committee.

(f) “Corporation” shall mean The Cooper Companies, Inc., a Delaware corporation, or any successor corporation.

(g) “Disability” shall mean disability as determined under procedures established by the Committee for purposes of this Plan.

(h) “Effective Date” shall mean the date specified in Section 13 hereof.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” shall mean, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of a share of Stock on the principal stock exchange or market on which the Stock is traded.

(k) “Mid-Year Restricted Stock Grants” shall mean the grants made to Non-Employee Directors pursuant to Sections 5(c) and 6(a) hereof.

(l) “Non-Employee Director” shall mean a Director of the Corporation who is not also an employee of or a consultant (acting by means of a written consulting agreement) to the Corporation or any Subsidiary.

(m) “Non-Qualified Stock Option” shall mean any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended from time to time.

(n) “Plan” shall mean this Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., as further amended from time to time.

(o) “Restricted Stock” shall mean the Stock or Restricted Stock Units issued as a result of Restricted Stock Grants.

(p) “Restricted Stock Grants” shall mean both Annual Restricted Stock Grants and Mid-Year Restricted Stock Grants.

(q) “Restricted Stock Units” shall mean a right to receive Stock at a specified date in the future under a Restricted Stock Grant.

(r) “Stock” shall mean the common stock, par value $.10 per share, of the Corporation.

(s) “Stock Option” shall mean any option to purchase shares of Stock granted pursuant to Sections 5 and 7 hereof.

(t) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 3. Stock Subject to the Plan; Adjustment Provisions.

(a) Subject to Section 11 and Section 3(c), the aggregate number of shares of Stock which may be subject to Restricted Stock Grants or covered by Stock Options shall be 950,000 shares. Any Stock distributed under the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

(b) If Restricted Stock issued pursuant to a Restricted Stock Grant is not purchased or delivered if subject to a Restricted Stock Unit or is subsequently forfeited, or if a Stock Option is forfeited or expires unexercised in whole or in part, the shares of Stock related thereto will no longer be charged against the limitation provided for herein and may be made subject to new Restricted Stock Grants or Stock Options.

(c) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock subject to Restricted Stock Grants and purchasable under Stock Options and the exercise price of any outstanding Stock Options as may be determined to be appropriate by the Committee, in its sole discretion, provided that the shares of Stock subject to any grant shall always be a whole number.

Section 4. Committee.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 4, by such Committee. Any such Committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” as defined by Rule 16b-3. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board. At all meetings of the Committee, the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at the meeting shall be the act of the Committee.

Section 5. Participants and Grants.

All Non-Employee Directors of the Corporation shall be eligible to receive Restricted Stock Grants and Stock Options under the Plan, subject to availability of Stock therefor. Each Restricted Stock Grant and Stock Option shall be evidenced by a written agreement, in such form as the Committee shall determine, duly executed by or on behalf of the Corporation and the recipient Non-Employee Director.

(a) On each November 1 (or in the event November 1 is a weekend or holiday, or the principal stock exchange on which the Stock is then traded is not open, then on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted a Stock Option.

(b) On each November 15 (or in the event November 15 is a weekend or holiday, or the principal stock exchange on which the Stock is then traded is not open, then on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted an Annual Restricted Stock Grant.

(c) Any Non-Employee Director who is elected or appointed to the Board after the annual grants provided for in subsections (a) and (b) above have been made shall receive a grant proportionally adjusted to reflect the number of months that such person actually serves on the Board during the initial year of service.

(d) In its sole discretion, the Board of Directors may grant to Non-Employee Directors such number of Stock Options and/or Restricted Stock as it may determine from time to time, subject only to the limitations on the number of Stock Options and Restricted Stock Grants that may be made under the terms of the Plan. Unless otherwise specified by the Board of Directors at the time of the grant, each share of Restricted Stock and each Stock Option granted under this Section 5(d) shall have the terms applicable to Annual Restricted Stock Grants under Section 6(a)-(f) and Stock Options under Section 7(a)-(g), other than any requirement as to the number of shares subject to such grant.

Section 6. Terms and Conditions of Restricted Stock Grants.

(a) Annual Restricted Stock Grants. Each Annual Restricted Stock Grant presented to a Non-Employee Director shall entitle the recipient to purchase 2,000 shares of Restricted Stock. In the case of a Non-Employee Director who joins the Board after Annual Restricted Stock Grants have been made for a given fiscal year, such new Non-Employee Director upon appointment or election shall be entitled to purchase 2,000 shares of Restricted Stock, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12 (a “Mid-Year Restricted Stock Grant”). If any calculation performed hereunder would give rise to the issuance of a fractional share, the number of shares of Restricted Stock to be granted shall be rounded up to the next highest whole number.

(b) Purchase Price. The purchase price of each share of Restricted Stock is $.10. Payment of the purchase price shall be made in cash, or by check payable to the order of the Corporation, delivered no later than January 15th of the year following the date of grant or within sixty days following a Mid-Year Restricted Stock Grant. However, if Restricted Stock Grants are in the form of Restricted Stock Units, the purchase price shall be delivered within sixty days following the date the Restricted Stock Units vest. In the event such purchase price is not delivered to the Corporation within such sixty day period, such Restricted Stock Grant shall expire and be cancelled.

(c) Additional Terms of Grants. All Restricted Stock purchased by a Non-Employee Director pursuant to the Plan shall be subject to the following restrictions:

(i) Restricted Stock Grants shall not be transferable by a Non-Employee Director otherwise than by will or the laws of descent and distribution and are exercisable during the Non-Employee Director’s lifetime only by him or his guardian or legal representative;

(ii) the Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until all restrictions thereon are removed or expire and in no event may Restricted Stock be sold, transferred or otherwise alienated or hypothecated within six months of the date of grant;

(iii) each certificate representing Restricted Stock issued pursuant to a Restricted Stock Grant under this Plan shall bear a legend making appropriate reference to the restrictions imposed and shall be held in custody by the Corporation until the restrictions lapse, and each Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant; and

(iv) any other applicable restrictions or conditions under the requirements of any stock exchange upon which such Stock is then listed, and under any securities or tax law applicable to such Stock, shall be imposed.

(v) Notwithstanding Sections (6)(c)(i) and (ii) above, Restricted Stock may be transferred to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Restricted Stock so transferred and the transferee receives the Restricted Stock subject to the same restrictions imposed upon the transferor and pursuant to such other conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(d) Removal of Restrictions. Subject to the provisions of paragraph (f) of this Section 6, restrictions imposed under subsection (c) hereof upon Restricted Stock Grants and the underlying Restricted Stock shall lapse, and the Restricted Stock underlying a particular Restricted Stock Grant shall become nonforfeitable and freely transferable upon the first anniversary of the date of grant.

(e) Restricted Stock Certificate; Dividends. Prior to the expiration or lapse of all of the restrictions imposed upon Restricted Stock (other than Restricted Stock Units), a stock certificate representing such Restricted Stock shall be registered in the Non-Employee Director’s name but shall be retained by the Corporation for the Non-Employee Director’s account. The Non-Employee Director shall have the right to vote such Restricted Stock (other than Restricted Stock Units) and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto. Until a certificate representing the Stock deliverable under a Restricted Stock Unit is delivered or a book entry evidencing the issuance of a share of Stock is made, a Non-Employee Director shall have no rights as a shareholder solely by reason of any Restricted Stock Unit held by such Non-Employee Director. If so specified in the grant of a Restricted Stock Unit, a Non-Employee Director may be entitled to receive dividend equivalents on each Share of Restricted Stock subject to a Restricted Stock Unit.

(f) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, all restrictions on Restricted Stock purchased pursuant to Restricted Stock Grants shall lapse and such Restricted Stock shall become nonforfeitable and freely transferable, unless such Non-Employee Director’s service is terminated, or such Non-Employee Director fails to be re-nominated, for Cause. In the event a Non-Employee Director ceases to serve as a Director of the Corporation for any reason not involving Cause subsequent to receipt of a Restricted Stock Grant but prior to such Non-Employee Director’s payment of the purchase price for the Restricted Stock with respect thereto, then the Restricted Stock may be purchased by such Non-Employee Director or, in the case of Disability or death, by his guardian or legal representative, or by the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution in accordance with the provisions set forth in paragraphs (b) and (c) of this Section 6, and all restrictions to which the Annual Restricted Stock Grant or the Mid-Year Restricted Stock Grant is subject shall lapse, and the Stock issued pursuant thereto shall be nonforfeitable and freely transferable upon its issuance by the Corporation.

(g) Restricted Stock Units. The Committee may make Restricted Stock Grants in the form of Restricted Stock Units. At the time of grant, the Committee shall specify the date or dates on which the Non-Employee Director has the right to receive the Stock. On such date, the Corporation shall, transfer to the Non-Employee Director one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. At the time of grant, the Committee shall also specify whether or not the Non-Employee Director shall be entitled to dividend equivalents on any shares of Restricted Stock subject to the Restricted Stock Units.

Section 7. Terms and Conditions of Stock Options.

On each November 1 each Non-Employee Director shall be granted a Stock Option to purchase up to 6,500 shares of Stock or, in the case of the Lead Director and/or any non-executive Chairman of the Board, as the case may be, up to 7,150 shares of Stock. In the case of a Non-Employee Director who joins the Board after Stock Options have been granted for a given fiscal year, such new Non-Employee Director will on the date of appointment or election to the Board, receive a Stock Option to purchase that number of shares of the Corporation’s Stock as is equal to the number 6,500, or 7,150 in the case of a Non-Employee Director who serves as Lead Director and/or non-executive Chairman of the Board, as the case may be, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12. Any fraction of a share shall be rounded up to a whole share. Stock Options granted under the Plan shall be Non-Qualified Stock Options, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. Each Stock Option shall have an exercise price equal to the Fair Market Value on the date of grant.

(b) Option Term. Each Stock Option shall expire ten years from the date of grant.

(c) Exercisability. Subject to the provision in paragraph (g) of this Section 7, each Stock Option shall become exercisable upon the first anniversary of the date of grant. Notwithstanding the foregoing, the Corporation may require that a Non-Employee Director delay exercising an exercisable Stock Option if such exercise would result in an ownership change within the meaning of Section 382 of the Internal Revenue Code or if, in the discretion of the Corporation, such exercise, when viewed in conjunction with the potential exercise of all other outstanding options (as such term is defined in Treasury Regulation Section 1.382-4(d)(9) to acquire Stock as well as the effect of other transactions involving the issuance of Stock contemplated by the Corporation, would tend to result in such an ownership change.

(d) Method of Exercise. Subject to the limitation set forth in paragraph (c) of this Section 7, Stock Options that have become exercisable may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock which has been beneficially owned by the Non-Employee Director for at least six months (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the exercise price is made in whole or in part in the form of Restricted Stock, Stock received upon the exercise shall be subject to the same forfeiture restrictions. No Stock shall be issued until full payment therefor has been made. A Non-Employee Director shall have the rights to dividends or other rights of a shareholder with respect to Stock subject to the Stock Option when the Non-Employee Director has given written notice of exercise, has paid in full for such Stock and, if requested, has given the representation described in Section 14 hereof.

(e) Non-Transferability of Options. No Stock Option shall be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by his guardian or legal representative. Notwithstanding the foregoing, a Stock Option may be transferred to, exercised by and paid to a to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Stock Option so transferred and the transferee receives the Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(f) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, any Stock Option issued hereunder that has failed to vest previously shall vest immediately, unless such Non-Employee Director’s service as a Director is terminated for Cause or such Non-Employee Director fails to be re-nominated as a Director for Cause. Upon vesting, the Stock Option shall become freely exercisable, subject only to the limitation set forth in the third sentence of paragraph (c) of this Section 7.

When a Non-Employee Director ceases to serve as a Director, the Stock Options granted hereunder may continue to be exercised for the lesser of three years following the termination of service or the balance of such Stock Options’ respective terms, unless the Non-Employee Director’s service as such is terminated for Cause, or such Non-Employee Director fails to be re-nominated for Cause, in which case the Stock Options shall be forfeited. In the event that a Non-Employee Director ceases to serve as a Director due to Disability or death, such Non-Employee Director’s guardian or legal representative, or the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution, as the case may be, shall have the same exercise rights as were enjoyed by the Non-Employee Director.

Section 8. No Right to Re-Election.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the Corporation’s stockholders, or to confer upon any Director the right to remain a member of the Board of Directors.

Section 9. Tax Obligations.

The Corporation shall notify Non-Employee Directors of their tax liabilities that arise under any federal, state or local tax rules or regulations with respect to the issuance of Restricted Stock or the exercise of Stock Options. Payment of the appropriate taxes is the sole responsibility of the Non-Employee Directors.

Section 10. Issuance of Stock and Compliance with the Securities Act.

The Corporation may postpone the issuance and delivery of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option until (a) the admission of such Stock to listing on any stock exchange on which other shares of Stock are then listed and (b) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Stock of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Stock in compliance with the provisions of that or any comparable act.

Section 11. Administration and Amendment of the Plan.

Except as hereinafter provided, the Board of Directors may amend any provisions of the Plan relating to the terms and conditions of any Restricted Stock Grants or Stock Options not theretofore granted, and, with the consent of any affected Non-Employee Director, may withdraw or amend any provisions of the Plan relating to the terms and conditions of such Restricted Stock Grants or Stock Options as have been theretofore granted. The Board of Directors may amend the terms of any outstanding Restricted Stock Grant or Stock Option with the consent of the holders thereof. In addition, no Stock Option or Stock Appreciation Right may be granted in exchange for or in connection with the cancellation or surrender of a Stock Option, Stock Appreciation Right or other Grant if the new Stock Option, Stock Appreciation Right or other Grant has an option or exercise price (including no exercise price) which is less than the option or exercise price of the Stock Option or Stock Appreciation Right being exchanged, cancelled or surrendered. Notwithstanding the foregoing provisions of this Section 11, any amendment by the Board of Directors which would increase the number of shares of Stock issuable under the Plan, change the class of Directors to whom grants may be made hereunder or change any material terms of the Plan shall be subject to the approval of the stockholders of the Corporation to the extent required by law or any stock exchange on which the shares of Stock are traded.

A determination of the Committee as to any questions which may arise with respect to the interpretation of the Plan, Restricted Stock Grants, Stock Options or the written agreements evidencing the Restricted Stock Grants and the Stock Option grants shall be final.

The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine to be advisable to make the Plan, Restricted Stock Grants and Stock Options effective or to provide for their administration, and may take such other action with regard to the Plan, Restricted Stock Grants and Stock Options as it shall deem desirable to effectuate its purpose.

Section 12. Governing Law.

Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Section 13. Effective Date of the Plan.

This Amended and Restated Plan shall be submitted to the stockholders of the Corporation for their approval at the Annual Meeting of the Stockholders to be held in 2009. The Amended and Restated Plan shall become effective upon receipt of the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at the meeting.

Section 14. General Provisions.

The Committee may require each Non-Employee Director purchasing Stock pursuant to a Restricted Stock Grant or a Stock Option to represent to and agree with the Corporation in writing that such Non-Employee Director is acquiring the Stock for investment and without a view to distribution thereof.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such Stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or State securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 15. Term of Plan.

No Restricted Stock Grant or Stock Option may be granted pursuant to the Plan on or after ten years following the Effective Date of the Plan, but grants made prior to such date may extend beyond that date.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date March 16, 2011

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 16, 2011

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, DANIEL G. McBRIDE, EUGENE J. MIDLOCK and ROBERT S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The Ritz-Carlton Hotel, 6961 Avenue of the Governors, San Juan, Puerto Rico, on March 16, 2011 at 9:00 a.m., A.S.T., and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 THRU 6 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 7.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 16, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Annual Report on Form 10-K

and Proxy Card are available at investor.coopercos.com/financials.cfm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

00033333333333304000 2	031611

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1 THRU 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

1.	ELECTION OF EIGHT DIRECTORS.		FOR	AGAINST	ABSTAIN

	A. Thomas Bender		☐	☐	☐

	Michael H. Kalkstein		☐	☐	☐

	Jody S. Lindell		☐	☐	☐

	Donald Press		☐	☐	☐

	Steven Rosenberg		☐	☐	☐

	Allan E. Rubenstein, M.D.		☐	☐	☐

	Robert S. Weiss		☐	☐	☐

	Stanley Zinberg, M.D.		☐	☐	☐

2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for The Cooper Companies, Inc. for the fiscal year ending October 31, 2011;		☐	☐	☐

3.	Approval of the amendment and restatement of the 2007 Long-Term Incentive Plan to add 1,530,000 shares to the total shares reserved for grant;		☐	☐	☐

4.	Approval of the amendment and restatement of the 2006 Directors’ Plan to add 300,000 shares to the total shares reserved for grant;		☐	☐	☐

5.	An advisory vote on the compensation of our named executive officers as presented in this Proxy Statement;		☐	☐	☐

		1 Year	2 Years	3 Years	ABSTAIN
6.	An advisory vote on the frequency with which executive compensation will be subject to a stockholder advisory vote; and	☐	☐	☐	☐

7.	The transaction of any other business that my properly come before the meeting or any adjournment or postponements thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.